     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 25, 2008


                                                               FILE NO. 811-2611
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM N-1A


REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940
      AMENDMENT NO. 31                                           [X]


                            VAN KAMPEN EXCHANGE FUND
                        A CALIFORNIA LIMITED PARTNERSHIP
(EXACT NAME OF REGISTRANT AS SPECIFIED IN THE AGREEMENT OF LIMITED PARTNERSHIP)


                                522 FIFTH AVENUE


                            NEW YORK, NEW YORK 10036

               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)

                                 (212) 296-6990

              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                             AMY R. DOBERMAN, ESQ.
                               MANAGING DIRECTOR
                          VAN KAMPEN INVESTMENTS INC.

                                522 FIFTH AVENUE


                            NEW YORK, NEW YORK 10036

                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                             ---------------------

                                   Copies to:

                            CHARLES B. TAYLOR, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                             333 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60606
                                 (312) 407-0700

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

                            VAN KAMPEN EXCHANGE FUND

                                     PART A

                      INFORMATION REQUIRED IN A PROSPECTUS

     Van Kampen Exchange Fund (the "Registrant" or the "Fund") is an open-end diversified management investment company, registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and formed on December 4, 1975 under the Uniform Limited Partnership Act of California. The Registrant commenced business as an investment company on December 13, 1976.

     Items 1, 2, 3 and 8 of Part A are omitted pursuant to General Instruction
B.2. of Form N-1A.

     This Prospectus, which incorporates by reference the entire Statement of Additional Information, concisely sets forth certain information about the Registrant that a prospective investor should know before investing in shares of the Registrant. Shareholders should read this Prospectus carefully and retain it for future reference. A copy of the Statement of Additional Information may be obtained without charge by calling (800) 847-2424. The Statement of Additional Information has been filed with the Securities and Exchange Commission ("SEC") and is available along with other related materials at the SEC's internet web site (http://www.sec.gov).


     This Prospectus is dated April 30, 2008.


ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS.

     The Registrant's principal investment objective is long-term growth of capital, while the production of current income is an important secondary objective. Under normal market conditions, the Registrant seeks to achieve these objectives by investing primarily in common stocks or convertible securities of companies believed to have long-term growth potential. The Registrant does not intend to engage to any significant degree in active or frequent trading of portfolio securities. The Registrant's portfolio turnover is reported in its financial statements. The Registrant may, however, for defensive purposes, temporarily invest all or a portion of its assets in other types of securities, including investment grade bonds, preferred stocks and money market obligations such as government securities, certificates of deposit and commercial paper. In taking a temporary defensive position, the Registrant would temporarily not be pursuing and may not achieve its investment objective. The foregoing policies may not be changed without approval of a majority of the Registrant's outstanding voting securities, as defined in the 1940 Act. The Registrant's temporary investments may consist of U.S. Treasury Bills and U.S. Treasury Bonds, both issued by and supported by the full faith and credit of the United States Government, and commercial paper rated P-1, if by Moody's Investors Service, Inc., or A-1 if by Standard & Poor's and repurchase agreements with domestic banks and broker-dealers.

     The Registrant is subject to market risk. Market risk is the possibility that the market values of securities owned by the Registrant will decline. Market risk may affect a single issuer, industry, sector of the economy or the market as a whole. Investments in common stocks and convertible securities generally are affected by changes in the stock markets, which fluctuate substantially over time, sometimes suddenly and sharply.

     A description of the Registrant's policies and procedures with respect to the disclosure of the Registrant's portfolio securities is available in the Registrant's Statement of Additional Information.

ITEM 5.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

     The business and affairs of the Registrant are managed under the direction of the Board of Managing General Partners of the Registrant. Subject to the Managing General Partners' oversight, the Adviser (defined below) determines the investment of the Registrant's assets, provides administrative services and manages the Registrant's business and affairs.

     Van Kampen Asset Management (the "Adviser"), serves as investment adviser to the Registrant. The Adviser is a wholly owned subsidiary of Van Kampen Investments Inc. ("Van Kampen Investments"). Van Kampen Investments is a diversified asset management company that services more than three million retail investor accounts, has extensive capabilities for managing institutional portfolios and has more than $104 billion under management or supervision as of March 31, 2008. Van Kampen Investments is an indirect wholly owned subsidiary of Morgan Stanley, a preeminent global financial services firm that provides a wide range of investment banking, securities, investment management and wealth management services. The Adviser's principal office is located at 522 Fifth Avenue, New York, New York 10036.



     The Registrant retains the Adviser to manage the investment of its assets and to place orders for the purchase and sale of its portfolio securities. Under an investment advisory agreement between the Adviser and the Registrant (the "Advisory Agreement"), the Registrant pays the Adviser a fee monthly calculated at the annual rate of 0.30% of average daily net assets of the Registrant. For the fiscal year ended December 31, 2007, advisory fees paid by the Registrant equaled 0.30% of the Registrant's average daily net assets.



     The Registrant is managed by Hooman Yaghoobi, an Executive Director of the Adviser and Teimur Abasov, a Vice President of the Adviser. Mr. Yaghoobi has been associated with the Adviser in an investment management capacity since 1995 and began managing the Registrant in February 2008. Mr. Abasov has been associated with the Adviser in an investment management capacity since March 2005 and began managing the Registrant in February 2008. Prior to March 2005, Mr. Abasov was a Professor of Operations Research and taught finance at the University of California, Irvine. Messrs. Yaghoobi and Abasov are jointly and primarily responsible for the day-to-day management of the Registrant's portfolio.



     The Registrant's Statement of Additional Information provides additional information about the portfolio managers' compensation structure, other accounts managed by the portfolio managers and the portfolio managers' ownership of securities in the Registrant.



     Other operating expenses paid by the Registrant include transfer agency fees, custodial fees, legal and accounting fees, the costs of reports and proxies to partners, managing general partners' fees, and all other business expenses not specifically assumed by the Adviser. For the fiscal year ended December 31, 2007, the Registrant's other operating expenses were 0.16% of average net assets.



     Both the 1940 Act and the terms of the Registrant's Advisory Agreement require that any investment advisory agreement between the Registrant and its investment adviser be approved annually both by a majority of the Board of Managing General Partners and by a majority of the independent managing general partners voting separately. On May 30, 2007, the Board of Managing General Partners, and the independent managing general partners voting separately, last determined that the terms of the Advisory Agreement are fair and reasonable and approved the continuance of the Advisory Agreement as being in the best interests of the Registrant and its shareholders; and a discussion regarding the basis for the Board of Managing General Partners' approval of such Advisory Agreement was included in the Registrant's next Semi-Annual Report issued after such determination (for the semi-annual period ended June 30, 2007 which was made available in August 2007). It is anticipated that the Board of Managing General Partners will reconsider the Advisory Agreement in May 2008 and a discussion regarding such Advisory Agreement will be prepared for the Registrant's next Semi-Annual Report issued after such reconsideration (for the semi-annual period ended June 30, 2008 which should be available in August
2008).


ITEM 6.  SHAREHOLDER INFORMATION.

     The Registrant has outstanding units of partnership interest ("shares") with equal rights to participate in distributions made by the Registrant and equal rights to the Registrant's assets. Each share is entitled to one vote and there is no cumulative voting. If the Registrant were unable to pay its liabilities, partners receiving distributions could be liable to creditors of the Registrant to the extent of such distributions, plus interest.

     The Registrant will determine its net asset value as of the close of each business day on the New York Stock Exchange (the "Exchange"). The Registrant's net assets equal the value of its portfolio securities, plus all cash and other assets (including dividends and interest accrued but not collected) less all liabilities (including accrued expenses but excluding partner capital contributions). The Registrant's portfolio securities are valued by using prices as of the close of trading on the Exchange and valuing portfolio securities (i) for which market quotations are readily available at such market quotations (for example, using the last reported sale price for securities listed on a securities exchange or using the mean between the last reported bid and asked prices on unlisted securities) and (ii) for which market quotations are not readily available and any other assets at their fair value as determined in good faith in accordance with procedures established by the Registrant's Board of Managing General Partners. In cases where a security is traded on more than one exchange, the security is valued on the exchange designated as the primary market. Securities with remaining maturities of 60 days or less are valued at amortized cost, which approximates market value. See the financial statements and notes thereto in the Registrant's Annual Report.


     Shareholders may redeem shares at any time, without charge by the Registrant, at the next determined net asset value per share by submitting a written request in proper form to the Registrant's transfer agent, Van Kampen Investor Services Inc. ("Investor Services"), PO Box 219286, Kansas City, Missouri 64121-9286, by placing the redemption request through an authorized dealer or by calling the Registrant. Redemptions are priced at the next determined net asset value per share after acceptance by Investor Services of the request and any other necessary documents in proper order and payment for shares redeemed will be made within seven days thereafter. Redemptions are not made on days during which the New York Stock Exchange is closed. The right of redemption may be suspended and the payment therefor may be postponed for more than seven days during any period when (a) the New York Stock Exchange is closed for other than customary weekends or holidays; (b) the SEC determines trading on the New York Stock Exchange is restricted; (c) the SEC determines an emergency exists as a result of which disposal by the Registrant of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Registrant to fairly determine the value of its net assets; or (d) the SEC, by order, so permits.


     The shares redeemed (other than redemptions under a systematic withdrawal plan) may be paid in cash or securities, at the option of the Registrant, and will ordinarily be paid in whole or in part in securities. The Registrant's valuation will determine the quantity of securities tendered. The Registrant will select securities for tender in redemptions based on tax or investment considerations.

     While there is no charge when shares are redeemed or repurchased through the Registrant or through Van Kampen Funds Inc., an affiliate of the Adviser, dealers may make a charge for effecting a repurchase. Payment for shares redeemed may be postponed or the right of redemption suspended as provided by the rules of the SEC.

     The Registrant makes quarterly distributions of net investment income, exclusive of capital gains (such distribution, "ordinary income distributions"), to the partners. The Managing General Partners determine each year whether and to what extent any realized capital gains are to be distributed and such distributions, if any, will be made annually. Distributions, when made, are made equally among the outstanding shares held by shareholders. Ordinary income distributions and capital gains distributions are automatically applied to purchase additional shares of the Registrant at the next determined net asset value unless the shareholder instructs otherwise.

     The Registrant is classified as a partnership for federal income tax purposes. Each partner is required to report on his personal federal income tax return his share of the Registrant's income, gains, losses, deductions and expenses for the taxable year of the Registrant ending within or with his taxable year, regardless of whether cash or other properties are distributed. For federal income tax purposes, capital gain or loss is allocated equally among shares outstanding on the day recognized, and all other items of the Registrant's income, gain, loss, deduction and expense during a year are allocated to each partner in the proportion which the total number of shares such partner held on each day during the year bears to the total of the outstanding shares of the Registrant on each day during the year.

     The tax basis to each partner for his shares in the Registrant is determined by reference to the basis of the securities and any money that he contributed to the Registrant in exchange for his shares, increased by his share of the Registrant's taxable income and decreased (but not below zero) principally by the Registrant's distributions and his share of the Registrant's net losses. If cash distributed exceeds basis, the excess generally will be taxable as gain from the sale of a capital asset. The Registrant's tax basis in the securities contributed by the partners is the same as that of the partners contributing such securities.

     Redemptions for cash generally will be taxable as capital gains to the extent that such cash exceeds a partner's adjusted tax basis in his shares of the Registrant. The receipt of securities on redemption is not a taxable event to the partner or to the Registrant. The partner's basis in securities received on redemption will be the same as the Registrant's. Net long-term capital gains realized by the Registrant will be taxable to the partners at the current capital gain rates.


     Current law provides for reduced U.S. federal income tax rates on (i) long-term capital gains received by individuals and (ii) "qualified dividend income" received by individuals from certain domestic and foreign corporations. The reduced rates for capital gains generally apply to long-term capital gains from sales or exchanges recognized on or after May 6, 2003, and cease to apply for taxable years beginning after December 31, 2010. The reduced rate for dividends generally applies to "qualified dividend income" received in taxable years beginning after December 31, 2002 and ceases to apply for taxable years beginning after December 31, 2010. Registrant shareholders, as well as the Registrant itself, must also satisfy certain holding period and other requirements in order for the reduced rate for dividends to apply. Because the Registrant's investment portfolio consists primarily of common stocks, a portion of the ordinary income distributions from the Registrant may be eligible for the reduced rate applicable to "qualified dividend income" in the hands of partners who are individuals. No assurance can be given as to what percentage of the ordinary income distributions from the Registrant will consist of "qualified dividend income." Capital gains distributions from the Registrant that are attributable to long-term capital gains will be eligible for the reduced rate applicable to long-term capital gains in the hands of partners who are individuals.


     Because shares of the Registrant are not available for additional investments, the Registrant is not susceptible to the "market-timing" or "short-term trading" practices that affect other continuously offered Van Kampen Funds. Therefore, the "market timing" and "short term trading" policies applicable to other Van Kampen Funds are not currently applied to the Registrant. If in the future the Registrant offers additional shares, it is expected that those policies would be applied to the Registrant and the Registrant's prospectus would be updated to describe those policies.

ITEM 7.  DISTRIBUTION ARRANGEMENTS.

        Not Applicable.

ITEM 8.  FINANCIAL HIGHLIGHTS INFORMATION.

        Omitted pursuant to General Instructions B.2 of Form N-1A.

                            VAN KAMPEN EXCHANGE FUND

                                     PART B

         INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

ITEM 9.  COVER PAGE AND TABLE OF CONTENTS.


     This Statement of Additional Information is not a prospectus. This Statement of Additional Information should be read in conjunction with the Van Kampen Exchange Fund (the "Fund" or "Registrant") prospectus (the "Prospectus") dated as of the same date as this Statement of Additional Information. This Statement of Additional Information does not include all of the information a prospective investor should consider before purchasing shares of the Registrant. Investors should obtain and read the Prospectus prior to purchasing shares of the Registrant. A Prospectus the Statement of Additional Information and the Fund's Annual and Semiannual Reports may be obtained without charge by writing or calling Van Kampen Funds Inc. (the "Distributor"), 1 Parkview Plaza - Suite 100, P.O. Box 5555, Oakbrook Terrace, Illinois 60181-5555, at (800) 341-2911.



     This Statement of Additional Information is dated April 30, 2008.



                                                                          PAGE
                                                                          ----
          Fund History................................................    B-1
          Description of the Fund and its Investment Risks............    B-1
          Management of the Registrant................................    B-7
          Control Persons and Principal Holders of Securities.........    B-15
          Investment Advisory and Other Services......................    B-15
          Portfolio Managers..........................................    B-17
          Brokerage Allocation and Other Practices....................    B-18
          Capital Stock and Other Securities..........................    B-19
          Purchase, Redemption and Pricing of Shares..................    B-19
          Taxation of the Fund........................................    B-19
          Underwriters................................................    B-20
          Calculation of Performance Data.............................    B-20
          Financial Statements........................................    B-20
          Appendix A -- Proxy Voting Policy and Procedures............    A-1


ITEM 10.  FUND HISTORY.

     The Registrant was formed on December 4, 1975 under the Uniform Limited Partnership Act of California. The Registrant commenced business as an investment company on December 13, 1976 under the name American General Exchange Fund.

     On September 9, 1983, the name of the Registrant was changed from American General Exchange Fund to American Capital Exchange Fund. The name of the Registrant was changed from American Capital Exchange Fund to Van Kampen American Capital Exchange Fund (a California Limited Partnership) on April 26, 1996. The Registrant began using its current name on December 9, 1998.

ITEM 11.  DESCRIPTION OF THE FUND AND ITS INVESTMENT RISKS.

     The Registrant is a diversified open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"). The Registrant's principal investment objective is long-term growth of capital, while the production of current income is an important secondary objective. Under normal market conditions, the Registrant seeks to achieve these objectives by investing primarily in common stocks or convertible securities of companies believed to have long-term growth potential. In seeking to attain its investment objectives of long-term growth of capital, and, secondarily, production of income, the Registrant will acquire securities for long-term appreciation and does not intend to engage to any significant degree in short-term trading. Capital gains taxes will be considered in determining the sale of portfolio securities. However, sales will be effected whenever believed to be in the best interests of the Partners, even though capital gains may be recognized thereby.

     The Registrant has no present intention of investing in corporate bonds, preferred stocks or certificates of deposit in an amount in excess of 5% of the value of its net assets.


     The Registrant has adopted certain fundamental investment restrictions which may not be changed without approval by the vote of a majority of its outstanding voting securities, which is defined by the 1940 Act as the lesser of
(i) 67% or more of the voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the outstanding voting securities. The percentage limitations contained in the restrictions and policies set forth herein apply at the time of purchase of the securities. With respect to the limitations on illiquid securities and borrowings, the percentage limitations apply at the time of purchase and on an ongoing basis. The Registrant may not:


     (1) Purchase securities on margin or make short sales.

     (2) Purchase or write any options, puts, calls, straddles, spreads or combinations thereof.

     (3) Borrow money, except from banks for a purpose other than the purchase of securities, such borrowing not to exceed 5% of the Registrant's total assets at market value at the time of borrowing. Any such borrowing may be secured provided that not more than 10% of the total assets at market value at the time of pledging may be used as security for such borrowings.

     (4) Engage in the underwriting of securities or invest in securities subject to restrictions on resale.

     (5) Invest more than 25% of its assets at market value at the time of purchase in securities of companies all of which conduct their principal activities in the same industry.

     (6) Invest in real estate (including interests in real estate investment trusts) or invest in oil, gas or mineral exploration or development programs, except in publicly traded securities of issuers which engage in such business.

     (7) Buy or sell commodities or commodity contracts.

     (8) Make loans of money or securities to other persons provided that this limitation shall not prevent the purchase of a portion of an issue of bonds, notes, debentures or other debt securities which are publicly distributed or of a type customarily purchased by institutional investors.

     (9) Invest more than 5% of its total assets at market value at the time of purchase in the securities of any one issuer (other than obligations of the United States Government or any instrumentalities thereof).

     (10) Purchase securities if such purchase would result in the Registrant owning more than 10% of the outstanding voting securities of any one issuer at the time of purchase.

     (11) Invest in securities of companies which have a record, together with their predecessors, of less than three years of continuous operation.

     (12) Purchase securities issued by any other investment company or investment trust.

     (13) Purchase or hold securities of any company if any of its General Partners, or officers or directors of the Registrant's investment adviser, who beneficially own more than 0.50% of the securities of that company together own beneficially more than 5% of the securities of such company.

     (14) Invest in companies for the purpose of exercising control or management. (The Registrant's officers may be authorized to vote proxies issued with respect to its portfolio securities consistently with its investment objectives).

     (15) Invest in or hold warrants unless received with respect to securities held by the Registrant.

     (16) Invest in foreign securities unless listed at the time of purchase on the New York Stock Exchange.

     (17) Invest more than 5% of its total assets at market value at the time of purchase in equity securities which are not readily marketable.

     Registrant does not issue senior securities.

     The Registrant has adopted the following policy, which may be changed by the Managing General Partners. The Registrant shall not invest 25% or more of its assets at market value at the time of purchase in securities of companies all of which conduct their principal activities in the same industry.


DISCLOSURE OF PORTFOLIO HOLDINGS

     The Registrant's Managing General Partners and the Adviser (defined below under Item 12. Management of the Registrant) have adopted policies and procedures regarding disclosure of portfolio holdings information (the "Policy"). Pursuant to the Policy, information concerning the Registrant's portfolio holdings may be disclosed only if such disclosure is consistent with the antifraud provisions of the federal securities laws and the fiduciary duties owed by the Registrant and the Adviser to the Registrant's shareholders. The Registrant and the Adviser may not receive compensation or any other consideration (which includes any agreement to maintain assets in the Registrant or in other investment companies or accounts managed by the Adviser or any affiliated person of the Adviser) in connection with the disclosure of portfolio holdings information of the Registrant. The Registrant's Policy is implemented and overseen by the Portfolio Holdings Review Committee (the "PHRC"), which is described in more detail below.

     The Registrant provides a complete schedule of portfolio holdings for the second and fourth fiscal quarters in its Semiannual and Annual Reports, and for the first and third fiscal quarters in its filings with the SEC on Form N-Q.

     Non-Public Portfolio Holdings Information Policy. All portfolio holdings information that has not been disseminated in a manner making it available to investors generally as described above is considered non-public portfolio holdings information for the purposes of the Policy. Pursuant to the Policy, disclosing non-public portfolio holdings information to third parties may occur only when the Registrant has a legitimate business purpose for doing so and the recipients of such information are subject to a duty of confidentiality, which prohibits such recipients from disclosing or trading on the basis of the non-public portfolio holdings information. Any disclosure of non-public portfolio holdings information made to third parties must be approved by both the Registrant's Managing General Partners (or a designated committee thereof) and the PHRC. The Policy provides for disclosure of non-public portfolio holdings information to certain pre-authorized categories of entities, executing broker-dealers and shareholders, in each case under specific restrictions and limitations described below, and the Policy provides a process for approving any other entities.

     Pre-Authorized Categories. Pursuant to the Policy, the Registrant may disclose non-public portfolio holdings information to certain third parties who fall within pre-authorized categories. These third parties include fund rating agencies, information exchange subscribers, consultants and analysts, portfolio analytics providers, and service providers, provided that the third party expressly agrees to maintain the non-public portfolio holdings information in confidence and not to trade portfolio securities based on the non-public portfolio holdings information. Subject to the terms and conditions of any agreement between the Adviser or the Registrant and the third party, if these conditions for disclosure are satisfied, there shall be no restriction on the frequency with which Registrant's non-public portfolio holdings information is released, and no lag period shall apply. In addition, persons who owe a duty of trust or confidence to the Registrant or the Adviser (including legal counsel) may receive non-public portfolio holdings information without entering into a non-disclosure agreement. The PHRC is responsible for monitoring and reporting on such entities to the Registrant's Managing General Partners. Procedures to monitor the use of such non-public portfolio holdings information may include requiring annual certifications that the recipients have utilized such information only pursuant to the terms of the agreement between the recipient and the Adviser and, for those recipients receiving information electronically, acceptance of the information will constitute reaffirmation that the third party expressly agrees to maintain the disclosed information in confidence and not to trade portfolio securities based on the material non-public portfolio holdings information.

     Broker-Dealer Interest Lists. Pursuant to the Policy, the Adviser may provide "interest lists" to broker-dealers who execute securities transactions for the Registrant. Interest lists may specify only the CUSIP numbers and/or ticker symbols of the securities held in all registered management investment companies advised by the Adviser or affiliates of the Adviser on an aggregate basis. Interest lists will not disclose portfolio holdings on a fund by fund basis and will not contain information about the number or value of shares owned by a specified fund. The interest lists may identify the investment strategy to which the list relates, but will not identify particular funds or portfolio managers/management teams. Broker-dealers need not execute a non-disclosure agreement to receive interest lists.

     Shareholders In-Kind Distributions. The Registrant's shareholders may, in some circumstances, elect to redeem their shares of the Registrant in exchange for their pro rata share of the securities held by the Registrant. In such circumstances, pursuant to the Policy, such Registrant shareholders may receive a complete listing of the portfolio holdings of the Registrant up to seven (7) calendar days prior to making the redemption request provided that they represent orally or in writing that they agree not to disclose or trade on the basis of the portfolio holdings information.

     Attribution Analyses. Pursuant to the Policy, the Registrant may discuss or otherwise disclose performance attribution analyses (i.e., mention the effects of having a particular security in the portfolio(s)) where such discussion is not contemporaneously made public, provided that the particular holding has been disclosed publicly. Any discussion of the analyses may not be more current than the date the holding was disclosed publicly.

     Transition Managers. Pursuant to the Policy, the Registrant may disclose portfolio holdings to transition managers, provided that the Registrant has entered into a non-disclosure or confidentiality agreement with the party requesting that the information be provided to the transition manager and the party to the non-disclosure agreement has, in turn, entered into a non-disclosure or confidentiality agreement with the transition manager.

     Other Entities. Pursuant to the Policy, the Fund or the Adviser may disclose non-public portfolio holdings information to a third party who does not fall within the pre-approved categories, and who are not executing broker-dealers, shareholders receiving in-kind distributions, persons receiving attribution analyses, or transition managers; however, prior to the receipt of any non-public portfolio holdings information by such third party, the recipient must have entered into a non-disclosure agreement and the disclosure arrangement must have been approved by the PHRC and the Registrant's Managing General Partners (or a designated committee thereof). The PHRC will report to the Managing General Partners of the Registrant on a quarterly basis regarding any other approved recipients of non-public portfolio holdings information.

     PHRC and Board of Trustees Oversight. The PHRC, which consists of executive officers of the Registrant and the Adviser, is responsible for overseeing and implementing the Policy and determining how portfolio holdings information will be disclosed on an ongoing basis. The PHRC will periodically review and has the authority to amend the Policy as necessary. The PHRC will meet at least quarterly to (among other matters):

     - address any outstanding issues relating to the Policy;

     - monitor the use of information and compliance with non-disclosure agreements by current recipients of portfolio holdings information;

     - review non-disclosure agreements that have been executed with prospective third parties and determine whether the third parties will receive portfolio holdings information;

     - generally review the procedures to ensure that disclosure of portfolio holdings information is in the best interests of Registrant shareholders; and

     - monitor potential conflicts of interest between Registrant's shareholders, on the one hand, and those of the Adviser, the Distributor or affiliated persons of the Registrant, the Adviser or the Distributor, on the other hand, regarding disclosure of portfolio holdings information.

     The PHRC will regularly report to the Managing General Partners on the Registrant's disclosure of portfolio holdings information and the proceedings of PHRC meetings.

     Ongoing Arrangements of Portfolio Holdings Information. The Adviser and Registrant have entered into ongoing arrangements to make available public and/or non-public information about the Registrant's portfolio holdings. The Registrant currently may disclose portfolio holdings information based on ongoing arrangements to the following pre-authorized parties:

NAME                              INFORMATION DISCLOSED      FREQUENCY (1)           LAG TIME
----                              ----------------------  -------------------   -------------------
SERVICE PROVIDERS
State Street
  Bank and Trust Company (*)....  Full portfolio          Daily basis                   (2)
                                  holdings
Institutional Shareholder
  Services (ISS) (proxy voting
  agent) (*)....................  Full portfolio          Twice a month                 (2)
                                  holdings
FT Interactive Data Pricing
  Service Provider (*)..........  Full portfolio          As needed                     (2)
                                  holdings
Van Kampen Investor
  Services Inc. (*).............  Full portfolio          As needed                     (2)
                                  holdings
David Hall (*)..................  Full portfolio          On a semi-annual              (3)
                                  holdings                and annual fiscal
                                                          basis
Windawi (*).....................  Full portfolio          On a semi-annual              (3)
                                  holdings                and annual fiscal
                                                          basis
FUND RATING AGENCIES
Lipper (*)......................  Full portfolio          Monthly and           Approximately 1 day
                                  holdings                quarterly basis       after previous
                                                                                month end and
                                                                                approximately 30
                                                                                days after quarter
                                                                                end, respectively
Morningstar (**)................  Full portfolio          Quarterly basis       Approximately 30
                                  holdings                                      days after quarter
                                                                                end
Standard & Poor's (*)...........  Full portfolio          Monthly               As of previous
                                  holdings                                      month end
CONSULTANTS AND ANALYSTS
Arnerich Massena & Associates,
  Inc. (*)......................  Top Ten and Full        Quarterly basis (6)   Approximately 10-12
                                  portfolio holdings                            days after quarter
                                                                                end
Bloomberg (**)..................  Full portfolio          Quarterly basis       Approximately 30
                                  holdings                                      days after quarter
                                                                                end
Callan Associates (*)...........  Top Ten and Full        Monthly and           Approximately 10-12
                                  portfolio holdings      quarterly basis,      days after
                                                          respectively (6)      month/quarter end
Cambridge
  Associates (*)................  Top Ten and Full        Quarterly basis (6)   Approximately 10-12
                                  portfolio holdings                            days after quarter
                                                                                end

NAME                              INFORMATION DISCLOSED      FREQUENCY (1)           LAG TIME
----                              ----------------------  -------------------   -------------------
CTC Consulting,
  Inc. (**) ....................  Top Ten and Full        Quarterly basis       Approximately 15
                                  portfolio holdings                            days after quarter
                                                                                end and
                                                                                approximately 30
                                                                                days after quarter
                                                                                end, respectively
Credit Suisse First Boston(*)...  Top Ten and Full        Monthly and           Approximately 10-12
                                  portfolio holdings      quarterly basis,      days after
                                                          respectively (6)      month/quarter end
Evaluation Associates (*).......  Top Ten and Full        Monthly and           Approximately 10-12
                                  portfolio holdings      quarterly basis,      days after
                                                          respectively (6)      month/quarter end
Fund Evaluation Group (**)......  Top Ten portfolio       Quarterly basis       At least 15 days
                                  holdings (4)                                  after quarter end
Jeffrey Slocum & Associates
  (*)...........................  Full portfolio          Quarterly basis (6)   Approximately 10-12
                                  holdings (5)                                  days after quarter
                                                                                end
Hammond
  Associates (**)...............  Full portfolio          Quarterly basis       At least 30 days
                                  holdings (5)                                  after quarter end
Hartland & Co. (**).............  Full portfolio          Quarterly basis       At least 30 days
                                  holdings (5)                                  after quarter end
Hewitt Associates (*)...........  Top Ten and Full        Monthly and           Approximately 10-12
                                  portfolio holdings      quarterly basis,      days after
                                                          respectively (6)      month/quarter end
Merrill Lynch (*)...............  Full portfolio          Monthly basis (6)     Approximately 1 day
                                  holdings                                      after previous
                                                                                month end
Mobius (**).....................  Top Ten portfolio       Monthly basis         At least 15 days
                                  holdings (4)                                  after month end
Nelsons (**)....................  Top Ten holdings (4)    Quarterly basis       At least 15 days
                                                                                after quarter end
Prime Buchholz & Associates,
  Inc. (**).....................  Full portfolio          Quarterly basis       At least 30 days
                                  holdings (5)                                  after quarter end
PSN (**)........................  Top Ten holdings (4)    Quarterly basis       At least 15 days
                                                                                after quarter end
PFM Asset
  Management LLC (*)............  Top Ten and Full        Quarterly basis (6)   Approximately 10-12
                                  portfolio holdings                            days after quarter
                                                                                end
Russell Investment
  Group/Russell/Mellon
  Analytical Services, Inc.
  (**)..........................  Top Ten and Full        Monthly and           At least 15 days
                                  portfolio holdings      quarterly basis       after month end and
                                                                                at least 30 days
                                                                                after quarter end,
                                                                                respectively

NAME                              INFORMATION DISCLOSED      FREQUENCY (1)           LAG TIME
----                              ----------------------  -------------------   -------------------
Stratford Advisory
  Group, Inc. (*)...............  Top Ten portfolio       Quarterly basis (6)   Approximately 10-12
                                  holdings (7)                                  days after quarter
                                                                                end
Thompson
  Financial (**)................  Full portfolio          Quarterly basis       At least 30 days
                                  holdings (5)                                  after quarter end
Watershed Investment
  Consultants,
  Inc. (*)......................  Top Ten and Full        Quarterly basis (6)   Approximately 10-12
                                  portfolio holdings                            days after quarter
                                                                                end
Yanni Partners (**).............  Top Ten portfolio       Quarterly basis       At least 15 days
                                  holdings (4)                                  after quarter end
PORTFOLIO ANALYTICS PROVIDER
  Fact Set(*)...................  Complete portfolio      Daily                 One day
                                  holdings

------------------------------------

 (*) This entity has agreed to maintain Registrant non-public portfolio holdings information in confidence and not to trade portfolio securities based on the non-public portfolio holdings information.

(**) The Registrant does not currently have a non-disclosure agreement in place with this entity and therefore this entity can only receive publicly available information.

 (1) Dissemination of portfolio holdings information to entities listed above may occur less frequently than indicated (or not at all).

 (2) Information will typically be provided on a real time basis or as soon thereafter as possible.

 (3) As needed after the end of the semi-annual and/or annual period.

 (4) Full portfolio holdings will also be provided upon request from time to time on a quarterly basis, with at least a 30 day lag.

 (5) Top Ten portfolio holdings will also be provided upon request from time to time, with at least a 15 day lag.

 (6) This information will also be provided upon request from time to time.

 (7) Full portfolio holdings will also be provided upon request from time to time.

     The Registrant may also provide Registrant portfolio holdings information, as part of its normal business activities, to the Registrant's to persons who owe a duty of trust or confidence to the Fund or the Adviser. These persons currently are (i) independent registered public accounting firm (as of the Registrant's fiscal year end and on an as needed basis), (ii) counsel to the Registrant (on an as needed basis), (iii) counsel to the independent trustees (on an as needed basis) and (iv) members of the Managing General Partners (on an as needed basis).

ITEM 12.  MANAGEMENT OF THE REGISTRANT.

     The business and affairs of the Registrant are managed under the direction of the Registrant's Managing General Partners and the Registrant's officers appointed by the Managing General Partners. The tables below list the managing general partners and executive officers of the Registrant and their principal occupations during the last five years, other directorships held by the managing general partners and their affiliations, if any, with Van Kampen Investments, Van Kampen Asset Management (the "Adviser"), the Distributor, Van Kampen Advisors Inc., Van Kampen Exchange Corp. and Van Kampen Investor Services Inc.

("Investor Services"). The term "Fund Complex" includes each of the investment companies advised by the Adviser as of the date of this Statement of Additional Information. Managing General Partners serve one year terms or until their successors are duly elected and qualified. Executive officers are annually elected by the managing general partners.

                     INDEPENDENT MANAGING GENERAL PARTNERS:


                                                                                   NUMBER OF
                                                                                   FUNDS IN
                                                                                     FUND
                                            TERM OF                                 COMPLEX
                                           OFFICE AND                              OVERSEEN
NAME, AGE AND ADDRESS         POSITION(S)  LENGTH OF                              BY MANAGING   OTHER DIRECTORSHIPS
OF INDEPENDENT MANAGING        HELD WITH      TIME     PRINCIPAL OCCUPATION(S)      GENERAL     HELD BY MANAGING
GENERAL PARTNER               REGISTRANT     SERVED    DURING PAST 5 YEARS          PARTNER     GENERAL PARTNER
David C. Arch (62)            Managing     Managing    Chairman and Chief             74        Trustee/Director/Managing
Blistex Inc.                  General      General     Executive Officer of                     General Partner of funds
1800 Swift Drive              Partner      Partner     Blistex Inc., a consumer                 in the Fund Complex.
Oak Brook, IL 60523                        since 1998  health care products                     Director of the Heartland
                                                       manufacturer.                            Alliance, a nonprofit
                                                                                                organization serving
                                                                                                human needs based in
                                                                                                Chicago. Board member of
                                                                                                the Illinois
                                                                                                Manufacturers'
                                                                                                Association. Member of
                                                                                                the Board of Visitors,
                                                                                                Institute for the
                                                                                                Humanities, University of
                                                                                                Michigan.

Jerry D. Choate (69)          Managing     Managing    Prior to January 1999,         74        Trustee/Director/Managing
33971 Selva Road              General      General     Chairman and Chief                       General Partner of funds
Suite 130                     Partner      Partner     Executive Officer of the                 in the Fund Complex.
Dana Point, CA 92629                       since 2003  Allstate Corporation                     Director of Amgen Inc., a
                                                       ("Allstate") and Allstate                biotechnological company,
                                                       Insurance Company. Prior                 and Valero Energy
                                                       to January 1995,                         Corporation, an
                                                       President and Chief                      independent refining
                                                       Executive Officer of                     company.
                                                       Allstate. Prior to August
                                                       1994, various management
                                                       positions at Allstate.

Rod Dammeyer (67)             Managing     Managing    President of CAC, L.L.C.,      74        Trustee/Director/Managing
CAC, L.L.C.                   General      General     a private company                        General Partner of funds
4350 La Jolla Village Drive   Partner      Partner     offering capital                         in the Fund Complex.
Suite 980                                  since 1998  investment and management                Director of Quidel
San Diego, CA 92122-6223                               advisory services.                       Corporation, Stericycle,
                                                                                                Inc. and Trustee of The
                                                                                                Scripps Research
                                                                                                Institute. Prior to
                                                                                                February 2008, Director
                                                                                                of Ventana Medical
                                                                                                Systems, Inc. Prior to
                                                                                                April 2007, Director of
                                                                                                GATX Corporation. Prior
                                                                                                to April 2004, Director
                                                                                                of TheraSense, Inc. Prior
                                                                                                to January 2004, Director
                                                                                                of TeleTech Holdings Inc.
                                                                                                and Arris Group, Inc.

Linda Hutton Heagy+ (59)      Managing     Managing    Prior to February 2008,        74        Trustee/Director/Managing
4939 South Greenwood          General      General     Managing Partner of                      General Partner of funds
Chicago, IL 60615             Partner      Partner     Heidrick & Struggles, an                 in the Fund Complex.
                                           since 2003  international executive                  Trustee on the University
                                                       search firm. Prior to                    of Chicago Medical Center
                                                       1997, Partner of Ray &                   Board, Vice Chair of the
                                                       Berndtson, Inc., an                      Board of the YMCA of
                                                       executive recruiting                     Metropolitan Chicago and
                                                       firm. Prior to 1995,                     a member of the Women's
                                                       Executive Vice President                 Board of the University
                                                       of ABN AMRO, N.A., a bank                of Chicago.
                                                       holding company. Prior to
                                                       1990, Executive Vice
                                                       President of The Exchange
                                                       National Bank.

                                                                                   NUMBER OF
                                                                                   FUNDS IN
                                                                                     FUND
                                            TERM OF                                 COMPLEX
                                           OFFICE AND                              OVERSEEN
NAME, AGE AND ADDRESS         POSITION(S)  LENGTH OF                              BY MANAGING   OTHER DIRECTORSHIPS
OF INDEPENDENT MANAGING        HELD WITH      TIME     PRINCIPAL OCCUPATION(S)      GENERAL     HELD BY MANAGING
GENERAL PARTNER               REGISTRANT     SERVED    DURING PAST 5 YEARS          PARTNER     GENERAL PARTNER


R. Craig Kennedy (56)         Managing     Managing    Director and President of      74        Trustee/Director/Managing
1744 R Street, NW             General      General     the German Marshall Fund                 General Partner of funds
Washington, D.C. 20009        Partner      Partner     of the United States, an                 in the Fund Complex.
                                           since 2003  independent U.S.                         Director of First Solar,
                                                       foundation created to                    Inc.
                                                       deepen understanding,
                                                       promote collaboration and
                                                       stimulate exchanges of
                                                       practical experience
                                                       between Americans and
                                                       Europeans. Formerly,
                                                       advisor to the Dennis
                                                       Trading Group Inc., a
                                                       managed futures and
                                                       option company that
                                                       invests money for
                                                       individuals and
                                                       institutions. Prior to
                                                       1992, President and Chief
                                                       Executive Officer,
                                                       Director and member of
                                                       the Investment Committee
                                                       of the Joyce Foundation,
                                                       a private foundation.

Howard J Kerr (72)            Managing     Managing    Prior to 1998, President       74        Trustee/Director/Managing
14 Huron Trace                General      General     and Chief Executive                      General Partner of funds
Galena, IL 61036              Partner      Partner     Officer of Pocklington                   in the Fund Complex.
                                           since 1998  Corporation, Inc., an                    Director of the Lake
                                                       investment holding                       Forest Bank & Trust.
                                                       company.                                 Director of the Marrow
                                                                                                Foundation.

Jack E. Nelson (72)           Managing     Managing    President of Nelson            74        Trustee/Director/Managing
423 Country Club Drive        General      General     Investment Planning                      General Partner of funds
Winter Park, FL 32789         Partner      Partner     Services, Inc., a                        in the Fund Complex.
                                           since 2003  financial planning
                                                       company and registered
                                                       investment adviser in the
                                                       State of Florida.
                                                       President of Nelson Ivest
                                                       Brokerage Services Inc.,
                                                       a member of the Financial
                                                       Industry Regulatory
                                                       Authority ("FINRA"),
                                                       Securities Investors
                                                       Protection Corp. and the
                                                       Municipal Securities
                                                       Rulemaking Board.
                                                       President of Nelson Sales
                                                       and Services Corporation,
                                                       a marketing and services
                                                       company to support
                                                       affiliated companies.

Hugo F. Sonnenschein (67)     Managing     Managing    President Emeritus and         74        Trustee/Director/Managing
1126 E. 59th Street           General      General     Honorary Trustee of the                  General Partner of funds
Chicago, IL 60637             Partner      Partner     University of Chicago and                in the Fund Complex.
                                           since 1998  the Adam Smith                           Trustee of the University
                                                       Distinguished Service                    of Rochester and a member
                                                       Professor in the                         of its investment
                                                       Department of Economics                  committee. Member of the
                                                       at the University of                     National Academy of
                                                       Chicago. Prior to July                   Sciences, the American
                                                       2000, President of the                   Philosophical Society and
                                                       University of Chicago.                   a fellow of the American
                                                                                                Academy of Arts and
                                                                                                Sciences.

                                                                                   NUMBER OF
                                                                                   FUNDS IN
                                                                                     FUND
                                            TERM OF                                 COMPLEX
                                           OFFICE AND                              OVERSEEN
NAME, AGE AND ADDRESS         POSITION(S)  LENGTH OF                              BY MANAGING   OTHER DIRECTORSHIPS
OF INDEPENDENT MANAGING        HELD WITH      TIME     PRINCIPAL OCCUPATION(S)      GENERAL     HELD BY MANAGING
GENERAL PARTNER               REGISTRANT     SERVED    DURING PAST 5 YEARS          PARTNER     GENERAL PARTNER


Suzanne H. Woolsey, P.h.D.    Managing     Managing    Chief Communications           74        Trustee/Director/Managing
(66)                          General      General     Officer of the National                  General Partner of funds
815 Cumberstone Road          Partner      Partner     Academy of                               in the Fund Complex.
Harwood, MD 20776                          since 2003  Sciences/National                        Director of Fluor Corp.,
                                                       Research Council, an                     an engineering,
                                                       independent, federally                   procurement and
                                                       chartered policy                         construction organization
                                                       institution, from 2001 to                since January 2004,
                                                       November 2003 and Chief                  Director of Intelligent
                                                       Operating Officer from                   Medical Devices, Inc., a
                                                       1993 to 2001. Prior to                   symptom based diagnostic
                                                       1993, Executive Director                 tool for physicians and
                                                       of the Commission on                     clinical labs. Director
                                                       Behavioral and Social                    of the Institute for
                                                       Sciences and Education at                Defense Analyses, a
                                                       the National Academy of                  federally funded research
                                                       Sciences/National                        and development center,
                                                       Research Council. From                   Director of the German
                                                       1980 through 1989,                       Marshall Fund of the
                                                       Partner of Coopers &                     United States, Director
                                                       Lybrand.                                 of the Rocky Mountain
                                                                                                Institute and Trustee of
                                                                                                California Institute of
                                                                                                Technology and the
                                                                                                Colorado College.


                     INTERESTED MANAGING GENERAL PARTNER:*


                                                                                   NUMBER OF
                                                                                   FUNDS IN
                                                                                     FUND
                                            TERM OF                                 COMPLEX
                                           OFFICE AND                              OVERSEEN
NAME, AGE AND ADDRESS         POSITION(S)  LENGTH OF                              BY MANAGING   OTHER DIRECTORSHIPS
OF INTERESTED MANAGING         HELD WITH      TIME     PRINCIPAL OCCUPATION(S)      GENERAL     HELD BY MANAGING
GENERAL PARTNER               REGISTRANT     SERVED    DURING PAST 5 YEARS          PARTNER     GENERAL PARTNER
Wayne W. Whalen* (68)         Managing     Managing    Partner in the law firm        74        Trustee/Director/Managing
333 West Wacker Drive         General      General     of Skadden, Arps, Slate,                 General Partner of funds
Chicago, IL 60606             Partner      Partner     Meagher & Flom LLP, legal                in the Fund Complex.
                                           since 1998  counsel to funds in the                  Director of the Abraham
                                                       Fund Complex.                            Lincoln Presidential
                                                                                                Library Foundation.


------------------------------------


+ As indicated above, until February 2008, Ms. Heagy was an employee of Heidrick and Struggles, an international executive search firm ("Heidrick"). Heidrick has been (and may continue to be) engaged by Morgan Stanley from time to time to perform executive searches. Such searches have been unrelated to Van Kampen's or Morgan Stanley's asset management businesses and have been done by professionals at Heidrick without any involvement by Ms. Heagy. Ethical wall procedures exist to ensure that Ms. Heagy will not have any involvement with any searches performed by Heidrick for Morgan Stanley. Ms. Heagy does not receive any compensation, directly or indirectly, for searches performed by Heidrick for Morgan Stanley. Ms. Heagy does own common shares of Heidrick (representing less than 1% of Heidrick's outstanding common shares).


* Mr. Whalen is an "interested person" (within the meaning of Section 2(a)(19) of the 1940 Act) of certain funds in the Fund Complex by reason of he and his firm currently providing legal services as legal counsel to such funds in the Fund Complex.

                                   OFFICERS:


                                                        TERM OF
                                                       OFFICE AND
                                    POSITION(S)        LENGTH OF
NAME, AGE AND                        HELD WITH            TIME     PRINCIPAL OCCUPATION(S)
ADDRESS OF OFFICER                     FUND              SERVED    DURING PAST 5 YEARS

Ronald E. Robison (69)        President and            Officer     President of funds in the Fund Complex since September 2005
522 Fifth Avenue              Principal Executive      since 2003  and Principal Executive Officer of funds in the Fund Complex
New York, NY 10036            Officer                              since May 2003. Managing Director of Van Kampen Advisors
                                                                   Inc. since June 2003. Director of Investor Services since
                                                                   September 2002. Director of the Adviser, Van Kampen
                                                                   Investments and Van Kampen Exchange Corp. since January
                                                                   2005. Managing Director of Morgan Stanley and Morgan Stanley
                                                                   & Co. Incorporated. Managing Director and Director of Morgan
                                                                   Stanley Investment Management Inc. Chief Administrative
                                                                   Officer, Managing Director and Director of Morgan Stanley
                                                                   Investment Advisors Inc. and Morgan Stanley Services Company
                                                                   Inc. Managing Director and Director of Morgan Stanley
                                                                   Distributors Inc. and Morgan Stanley Distribution Inc. Chief
                                                                   Executive Officer and Director of Morgan Stanley Trust.
                                                                   Executive Vice President and Principal Executive Officer of
                                                                   the Institutional and Retail Morgan Stanley Funds. Director
                                                                   of Morgan Stanley SICAV. Previously, Chief Global Operations
                                                                   Officer of Morgan Stanley Investment Management Inc. and
                                                                   Executive Vice President of funds in the Fund Complex from
                                                                   May 2003 to September 2005.

Dennis Shea (54)              Vice President           Officer     Managing Director of Morgan Stanley Investment Advisors
522 Fifth Avenue                                       since 2006  Inc., Morgan Stanley Investment Management Inc., the Adviser
New York, NY 10036                                                 and Van Kampen Advisors Inc. Chief Investment
                                                                   Officer -- Global Equity of the same entities since February
                                                                   2006. Vice President of Morgan Stanley Institutional and
                                                                   Retail Funds since February 2006. Vice President of funds in the Fund Complex since March 2006. Previously, Managing
                                                                   Director and Director of Global Equity Research at Morgan
                                                                   Stanley from April 2000 to February 2006.

J. David Germany (53)         Vice President           Officer     Managing Director of Morgan Stanley Investment Advisors
20 Bank Street,                                        since 2006  Inc., Morgan Stanley Investment Management Inc., the Adviser
Canary Wharf                                                       and Van Kampen Advisors Inc. Chief Investment
London, GBR E14 4AD                                                Officer -- Global Fixed Income of the same entities since
                                                                   December 2005. Managing Director and Director of Morgan
                                                                   Stanley Investment Management Ltd. Director of Morgan
                                                                   Stanley Investment Management (ACD) Limited since December
                                                                   2003. Vice President of Morgan Stanley Institutional and
                                                                   Retail Funds since February 2006. Vice President of funds in the Fund Complex since March 2006.

Amy R. Doberman (46)          Vice President           Officer     Managing Director and General Counsel-U.S. Investment
522 Fifth Avenue                                       since 2004  Management; Managing Director of Morgan Stanley Investment
New York, NY 10036                                                 Management Inc., Morgan Stanley Investment Advisors Inc. and
                                                                   the Adviser. Vice President of the Morgan Stanley
                                                                   Institutional and Retail Funds since July 2004 and Vice
                                                                   President of funds in the Fund Complex since August 2004.
                                                                   Previously, Managing Director and General Counsel of
                                                                   Americas, UBS Global Asset Management from July 2000 to July
                                                                   2004 and General Counsel of Aeltus Investment Management,
                                                                   Inc. from January 1997 to July 2000.

Stefanie V. Chang Yu (41)     Vice President           Officer     Managing Director of Morgan Stanley Investment Management
522 Fifth Avenue              and Secretary            since 2003  Inc. Vice President and Secretary of funds in the Fund
New York, NY 10036                                                 Complex.

John L. Sullivan (52)         Chief Compliance         Officer     Chief Compliance Officer of funds in the Fund Complex since
1 Parkview Plaza - Suite 100  Officer                  since 1996  August 2004. Prior to August 2004, Director and Managing
Oakbrook Terrace, IL 60181                                         Director of Van Kampen Investments, the Adviser, Van Kampen
                                                                   Advisors Inc. and certain other subsidiaries of Van Kampen
                                                                   Investments, Vice President, Chief Financial Officer and
                                                                   Treasurer of funds in the Fund Complex and head of Fund
                                                                   Accounting for Morgan Stanley Investment Management Inc.
                                                                   Prior to December 2002, Executive Director of Van Kampen
                                                                   Investments, the Adviser and Van Kampen Advisors Inc.

Stuart N. Schuldt (46)        Chief Financial Officer  Officer     Executive Director of Morgan Stanley Investment Management
1 Parkview Plaza - Suite 100  and Treasurer            since 2007  Inc. since June 2007. Chief Financial Officer and Treasurer
Oakbrook Terrace, IL 60181                                         of funds in the Fund Complex since June 2007. Prior to June
                                                                   2007, Senior Vice President of Northern Trust Company,
                                                                   Treasurer and Principal Financial Officer for Northern Trust
                                                                   U.S. mutual fund complex.

                               COMPENSATION TABLE


                                                                                 FUND COMPLEX
                                                         ------------------------------------------------------------
                                                                                AGGREGATE ESTIMATED
                                           AGGREGATE     AGGREGATE PENSION OR     MAXIMUM ANNUAL           TOTAL
                                         COMPENSATION    RETIREMENT BENEFITS     BENEFITS FROM THE     COMPENSATION
                                           FROM THE           ACCRUED AS           FUND COMPLEX          FROM THE
NAME                                     REGISTRANT(1)   PART OF EXPENSES(2)    UPON RETIREMENT(3)    FUND COMPLEX(4)
----                                     -------------   --------------------   -------------------   ---------------
INDEPENDENT MANAGING GENERAL PARTNERS
David C. Arch..........................     $  341             $ 35,484              $105,000            $208,601
Jerry D. Choate........................        313               98,609               105,000             191,268
Rod Dammeyer...........................        341               69,017               105,000             208,601
Linda Hutton Heagy.....................        341               27,389               105,000             208,601
R. Craig Kennedy.......................        341               19,200               105,000             208,601
Howard J Kerr..........................        341              146,670               145,000             208,601
Jack E. Nelson.........................        341              121,944               105,000             208,601
Hugo F. Sonnenschein...................        341               69,608               105,000             208,601
Suzanne H. Woolsey.....................        341               62,697               105,000             208,601
INTERESTED MANAGING GENERAL PARTNER
Wayne W. Whalen........................        341               72,695               105,000             208,601


---------------

(1) The amounts shown in this column represent the aggregate compensation the Registrant's fiscal year ended December 31, 2007.



(2) Funds in the Fund Complex other than the Registrant have adopted retirement plans for trustees who are not affiliated persons of the Adviser or Van Kampen Investments. The amounts shown in this column represent the sum of the retirement benefits accrued by the operating funds in the Fund Complex for each of the Managing General Partners for the funds' respective fiscal years ended in 2007.


(3) Funds in the Fund Complex other than the Registrant's have adopted retirement plans for trustees who are not affiliated persons of the Adviser or Van Kampen Investments. The amounts shown in this column represent as of the date of this Statement of Additional Information the sum of the estimated maximum annual benefits payable by the funds in the Fund Complex for each year of the 10-year period commencing in the year of such person's anticipated retirement.


(4) The amounts shown in this column represent the aggregate compensation paid by all of the funds in the Fund Complex as of December 31, 2007. Because the funds in the Fund Complex have different fiscal year ends, the amounts shown in this column are presented on a calendar year basis.


BOARD COMMITTEES


     The Board of Managing General Partners (the "Board") has three standing committees (an audit committee, a brokerage and services committee and a governance committee). Each committee is comprised solely of "Independent Managing General Partners", which is defined for purposes herein as Managing General Partners who: (1) are not "interested persons" of the Registrant as defined by the 1940 Act and (2) are "independent" of the Registrant as defined by the New York Stock Exchange, American Stock Exchange and Chicago Stock Exchange listing standards.


     The Board's audit committee consists of Jerry D. Choate, Rod Dammeyer and
R. Craig Kennedy. In addition to being Managing General Partners as defined above, each of these Managing General Partners also meets the additional independence requirements for audit committee members as defined by the New York Stock Exchange, American Stock Exchange and Chicago Stock Exchange listing standards. The audit committee makes recommendations to the Board of Managing General Partners concerning the selection of the Registrant's independent registered public accounting firm, reviews with such independent registered public accounting firm the scope and results of the Registrant's annual audit and considers any comments which the independent registered public accounting firm may have regarding the Registrant's financial statements, accounting records or internal controls. The Board of Managing General Partners has adopted a formal written charter for the audit committee which sets forth the audit committee's responsibilities. The audit committee has reviewed and discussed the financial statements of the Registrant with management as well as with the independent registered public accounting firm of the Registrant, and discussed with the independent registered public accounting firm the matters required to be discussed under the Statement of Auditing Standards No. 61. The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required under Independence Standards Board Standard No. 1 and has discussed with the independent registered public accounting firm its independence. Based on this review, the audit committee recommended to the Board of the fund that the fund's audited financial statements be included in the fund's annual report to shareholders for the most recent fiscal year for filing with the SEC.

     The Board's brokerage and services committee consists of Linda Hutton Heagy, Hugo F. Sonnenschein and Suzanne H. Woolsey. The brokerage and services committee reviews the Fund's allocation of brokerage transactions and soft-dollar practices and reviews the transfer agency and shareholder servicing arrangements with Investor Services.

     The Board's governance committee consists of David C. Arch, Howard J Kerr and Jack E. Nelson. In addition to being Independent Managing General Partners as defined above, each of these managing general partners also meets the additional independence requirements for nominating committee members as defined by the New York Stock Exchange, American Stock Exchange and Chicago Stock Exchange listing standards. The governance committee identifies individuals qualified to serve as Independent Managing General Partners on the Board and on committees of the Board, advises the Board with respect to Board composition, procedures and committees, develops and recommends to the Board a set of corporate governance principles applicable to the Registrant, monitors corporate governance matters and makes recommendations to the Board, and acts as the administrative committee with respect to Board policies and procedures, committee policies and procedures and codes of ethics. The Independent Managing General Partners of the Registrant select and nominate any other nominee Independent Managing General Partners for the Registrant. While the Independent Managing General Partners of the Registrant expect to be able to continue to identify from their own resources an ample number of qualified candidates for the Board of Managing General Partners as they deem appropriate, they will consider nominations from shareholders to the Board. Nominations from shareholders should be in writing and sent to the Independent Managing General Partners as described below.


     During the Registrant's last fiscal year, the Board of Managing General Partners held 10 meetings. During the Registrant's last fiscal year, the audit committee of the Board held 6 meetings, the brokerage and services committee of the Board held 4 meetings and the governance committee of the Board held 4 meetings.


SHAREHOLDER COMMUNICATIONS

     Shareholders may send communications to the Board of Managing General Partners. Shareholders should send communications intended for the Board by addressing the communication directly to the Board (or individual Board members) and/or otherwise clearly indicating in the salutation that the communication is for the Board (or individual Board members) and by sending the communication to either the Registrant's office or directly to such Board member(s) at the address specified for such trustee above. Other shareholder communications received by the Registrant not directly addressed and sent to the Board will be reviewed and generally responded to by management, and will be forwarded to the Board only at management's discretion based on the matters contained therein.

                    2007 BENEFICIAL OWNERSHIP OF SECURITIES


INDEPENDENT MANAGING GENERAL PARTNERS


                                          ARCH    CHOATE   DAMMEYER   HEAGY    KENNEDY    KERR    NELSON   SONNENSCHEIN  WOOLSEY
                                        --------  -------  --------  --------  --------  -------  -------  ------------  --------
DOLLAR RANGE OF EQUITY SECURITIES IN
 THE REGISTRANT.......................  $10,001-    $1-    $10,001-    $1-       $1-     $10,001-   $1-    $10,001-        $1-
                                        $50,000   $10,000  $50,000   $10,000   $10,000   $50,000  $10,000  $50,000       $10,000
AGGREGATE DOLLAR RANGE OF EQUITY
 SECURITIES IN ALL REGISTERED
 INVESTMENT COMPANIES OVERSEEN BY
 MANAGING GENERAL PARTNER IN THE FUND
 COMPLEX..............................    over    $10,001-   over    $50,001-    over    $10,001-   $1-    $10,001-        over
                                        $100,000  $50,000  $100,000  $100,000  $100,000  $50,000  $10,000  $50,000       $100,000


INTERESTED MANAGING GENERAL PARTNER


                                                               WHALEN
                                                              --------
DOLLAR RANGE OF EQUITY SECURITIES IN THE REGISTRANT.........  $10,001-
                                                              $50,000
AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES IN ALL
 REGISTERED INVESTMENT COMPANIES OVERSEEN BY MANAGING
 GENERAL PARTNER IN THE FUND COMPLEX........................    over
                                                              $100,000


CODE OF ETHICS


     The Registrant, the Adviser and the Distributor have adopted a Code of Ethics (the "Code of Ethics") that sets forth general and specific standards relating to the securities trading activities of their employees. The Code of Ethics does not prohibit employees from acquiring securities that may be purchased or held by the Fund, but is intended to ensure that all employees conduct their personal transactions in a manner that does not interfere with the portfolio transactions of the Registrant or other Van Kampen funds, or that such employees take unfair advantage of their relationship with the Registrant. Among other things, the Code of Ethics prohibits certain types of transactions absent prior approval, imposes various trading restrictions (such as time periods during which personal transactions may or may not be made) and requires quarterly reporting of securities transactions and other reporting matters. All reportable securities transactions and other required reports are to be reviewed by appropriate personnel for compliance with the Code of Ethics. Additional restrictions apply to portfolio managers, traders, research analysts and others who may have access to nonpublic information about the trading activities of the Registrant or other Van Kampen funds or who otherwise are involved in the investment advisory process. Exceptions to these and other provisions of the Code of Ethics may be granted in particular circumstances after review by appropriate personnel.


PROXY VOTING POLICY AND PROXY VOTING RECORD


     The Board of Managing General Partners believes that the voting of proxies on securities held by the Registrant is an important element of the overall investment process. The Board has delegated the day-to-day responsibility to the Adviser to vote such proxies, pursuant to the Board approved Proxy Voting Policy, a copy of which is currently in effect as of the date of this Statement of Additional Information and is attached hereto as Appendix A.


     The Proxy Voting Policy is subject to change over time and investors seeking the most current copy of the Proxy Voting Policy should go to our web site at www.vankampen.com. The Registrant's most recent proxy voting record filed with the SEC is also available without charge on our web site at www.vankampen.com. The Registrant's proxy voting record is also available without charge on the SEC's web site at www.sec.gov.

ITEM 13.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.


     As of April 1, 2008, no person was known by the Registrant to own beneficially or to hold of record 5% or more of the outstanding shares of the Registrant, except as follows:



                                                                                 APPROXIMATE
                                                                                PERCENTAGE OF
                                                                                OWNERSHIP ON
                 NAME AND ADDRESS OF HOLDER                                     APRIL 1, 2008
                 --------------------------                                     -------------
                 Comerica Bank Detroit & Edward Mardigian, TR................     27%
                 DTD 8/2/77 with Helen Mardigian
                 P.O. Box 75000
                 Mail Code 3446
                 Detroit, MI 48275-0001



                 A. Fletcher Sisk Jr.........................................      6%
                 3009 Larkspur Run
                 Williamsburg, VA 23185-3766



                 Gordon E. Moore & Betty I. Moore............................      7%
                 TR FBO Gordon E. Moore & Betty I. Moore Trust
                 UA DTD 10-9-73
                 100 Canada Rd.
                 Woodside, CA 94062-4104



     On April 1, 2008, all Managing General Partners and officers as a group owned less than 1% of the Registrant's outstanding voting securities.


ITEM 14.  INVESTMENT ADVISORY AND OTHER SERVICES.


     INVESTMENT ADVISER. The Adviser and Van Kampen Investor Services Inc., the Registrant's shareholder service agent, are wholly owned subsidiaries of Van Kampen Investments, which is an indirect wholly owned subsidiary of Morgan Stanley. The Adviser's principal office is located at 522 Fifth Avenue, New York, New York 10036. Investor Services' principal office is located at 2800 Post Oak Boulevard, Houston, Texas 77056.



     The Registrant and the Adviser are parties to an investment advisory agreement (the "Agreement"). Under the Agreement, the Registrant pays to the Adviser as compensation for the services rendered, facilities furnished, and expenses paid by it a fee payable monthly computed on average daily net assets of the Registrant at an annual rate of 0.30%. The Adviser received approximately $237,300, $206,500 and $194,400 in advisory fees from the Registrant during the fiscal years ended December 31, 2007, 2006, and 2005, respectively.



     The average net asset value is determined by taking the average of all of the determinations of net asset value for each business day during a given calendar month. Such fee is payable for each calendar month as soon as practicable after the end of that month. The fee payable to the Adviser is reduced by any commissions, tender solicitation and other fees, brokerage or similar payments received by the Adviser or any other direct or indirect majority owned subsidiary of Van Kampen Investments in connection with the purchase and sale of portfolio investments of the Registrant, less any direct expenses incurred by such subsidiary of Van Kampen Investments in connection with obtaining such commissions, fees, brokerage or similar payments. The Adviser agrees to use its best efforts to recapture tender solicitation fees and exchange offer fees for the Registrant's benefit and to advise the Managing General Partners of the Registrant of any other commissions, fees, brokerage or similar payments which may be possible for the Adviser or any other direct or indirect majority owned subsidiary of Van Kampen Investments to receive in connection with the Registrant's portfolio transactions or other arrangements which may benefit the Registrant.


     The Agreement also provides that, in the event the ordinary business expenses of the Registrant for any fiscal year exceed 1 1/2% of the first $30 million of the Registrant's average net assets, plus one percent of any excess over $30 million, the compensation due the Adviser will be reduced by the amount of such excess and that, if a reduction in and refund of the advisory fee is insufficient, the Adviser will pay the Registrant monthly an amount sufficient to make up the deficiency, subject to readjustment during the year. Ordinary business expenses do not include (1) interest and taxes, (2) brokerage commissions and (3) certain litigation and indemnification expenses as described in the Agreement.

     The Agreement may be continued from year to year if specifically approved at least annually (a)(i) by the Registrant's Managing General Partners or (ii) by vote of a majority of the Registrant's outstanding voting securities and (b) by the affirmative vote of a majority of the Managing General Partners who are not parties to the agreement or interested persons of any such party by votes cast in person at a meeting called for such purpose. The Agreement provides that it shall terminate automatically if assigned and that it may be terminated without penalty by either party on 30 days written notice.

     Under the Agreement, the Registrant retains the Adviser to manage the investment of its assets and to place orders for the purchase and sale of its portfolio securities. The Adviser is responsible for obtaining and evaluating economic, statistical, and financial data and for formulating and implementing investment programs in furtherance of the Registrant's investment objectives. The Adviser also furnishes at no cost to the Registrant (except as noted herein) the services of sufficient executive and clerical personnel for the Registrant as are necessary to prepare registration statements, partner reports, and notices and proxy solicitation materials. In addition, the Adviser furnishes at no cost to the Registrant the services of a Chief Executive Officer and other executive and clerical personnel, as needed.

     ACCOUNTING SERVICES AGREEMENT. Under the Agreement, the Registrant reimburses the Adviser for the cost of the Registrant's accounting services, which includes maintaining its financial books and records and calculating its daily net asset value. To implement this reimbursement arrangement, the Registrant has entered into an accounting services agreement pursuant to which the Adviser provides accounting services to the Registrant supplementary to those provided by the custodian. Such services are expected to enable the Registrant to more closely monitor and maintain its accounts and records. The Registrant pays all costs and expenses related to such services, including all salary and related benefits of accounting personnel, as well as the overhead and expenses of office space and the equipment necessary to render such services. The Registrant shares together with the other Van Kampen funds in the cost of providing such services with 25% of such costs shared proportionately based on the respective number of classes of securities issued per fund and the remaining 75% of such costs based proportionately on the respective net assets per fund.

     CHIEF COMPLIANCE OFFICER EMPLOYMENT AGREEMENT. The Registrant has entered into an employment agreement with John Sullivan and Morgan Stanley pursuant to which Mr. Sullivan, an employee of Morgan Stanley, serves as Chief Compliance Officer of the Registrant and other Van Kampen funds. The Registrant's Chief Compliance Officer and his staff are responsible for administering the compliance policies and procedures of the Registrant and other Van Kampen funds. The Registrant reimburses Morgan Stanley for the costs and expenses of such services, including compensation and benefits, insurance, occupancy and equipment, information processing and communication, office services, conferences and travel, postage and shipping. The Registrant shares together with the other Van Kampen funds in the cost of providing such services with 25% of such costs shared proportionately based on the respective number of classes of securities issued per fund and the remaining 75% of such costs based proportionately on the respective net assets per fund.


     For the fiscal years ended December 31, 2007, 2006 and 2005, the Registrant paid approximately $11,700, $10,800 and $10,400, respectively, for accounting services and chief compliance officer services.


     OTHER SERVICE PROVIDERS. The Registrant also pays transfer agency fees, custodian fees, legal and auditing fees, the costs of reports to partners and all other ordinary expenses not specifically assumed by the Adviser. The custodian of all the assets of the Registrant is State Street Bank and Trust Company located at One Lincoln Street, Boston, Massachusetts 02110.

     Independent registered public accounting firm for the Registrant perform an annual audit of the Registrant's financial statements. Deloitte & Touche LLP, located at 111 South Wacker Drive, Chicago, Illinois 60606 serves as independent registered public accounting firm for the Fund.

     Investor Services, PO Box 219286, Kansas City, Missouri 64121-9286, a wholly owned subsidiary of Van Kampen Investments, serves as the shareholder service agent for the Registrant. The transfer agency fees are determined through negotiations with the Registrant's Board of Managing General Partners and are based on competitive market benchmarks.


     Skadden, Arps, Slate, Meagher & Flom LLP serves as legal counsel to the Registrant.

ITEM 15. PORTFOLIO MANAGERS.

                                FUND MANAGEMENT

OTHER ACCOUNTS MANAGED BY THE PORTFOLIO MANAGERS


     As of December 31, 2007, Hooman Yaghoobi managed 11 registered investment companies with a total of $5.6 billion in assets; no pooled investment vehicles other than registered investment companies; and one other account with a total of approximately $77.1 million in assets.



     As of December 31, 2007, Teimur Abasov managed six registered investment companies with a total of $4.1 billion in assets; no pooled investment vehicles other than registered investment companies; and no other accounts.



     Because the portfolio managers manage assets for other investment companies, pooled investment vehicles, and/or other accounts (including institutional clients, pension plans and certain high net worth individuals), there may be an incentive to favor one client over another resulting in conflicts of interest. For instance, the Adviser may receive fees from certain accounts that are higher than the fee it receives from the Registrant, or it may receive a performance-based fee on certain accounts. In those instances, the portfolio managers may have an incentive to favor the higher and/or performance-based fee accounts over the Registrant. The portfolio managers of the Registrant do not currently manage assets for other investment companies, pooled investment vehicles or other accounts that charge a performance fee. In addition, a conflict of interest could exist to the extent the Adviser has proprietary investments in certain accounts, where portfolio managers have personal investments in certain accounts or when certain accounts are investment options in the Adviser's employee benefits and/or deferred compensation plans. The portfolio managers may have an incentive to favor these accounts over others. If the Adviser manages accounts that engage in short sales of securities of the type in which the Fund invests, the Adviser could be seen as harming the performance of the Fund for the benefit of the accounts engaging in short sales if the short sales cause the market value of the securities to fall. The Adviser has adopted trade allocation and other policies and procedures that it believes are reasonably designed to address these and other conflicts of interest.


PORTFOLIO MANAGER COMPENSATION STRUCTURE

     Portfolio managers receive a combination of base compensation and discretionary compensation, comprised of a cash bonus and several deferred compensation programs described below. The methodology used to determine portfolio manager compensation is applied across all accounts managed by the portfolio manager.

     BASE SALARY COMPENSATION. Generally, portfolio managers receive base salary compensation based on the level of their position with the Adviser.

     DISCRETIONARY COMPENSATION. In addition to base compensation, portfolio managers may receive discretionary compensation.

     Discretionary compensation can include:

     - Cash Bonus;

     - Morgan Stanley's Long-Term Incentive Compensation Program awards--a mandatory program that defers a portion of discretionary year-end compensation into restricted stock units or other awards or other investments based on Morgan Stanley common stock that are subject to vesting and other conditions;

     - Investment Management Alignment Plan (IMAP) awards--a mandatory program that defers a portion of discretionary year-end compensation and notionally invests it in designated funds advised by the Adviser or its affiliates. The award is subject to vesting and other conditions. Portfolio managers must notionally invest a minimum of 25% to a maximum of 100% of the IMAP deferral into a combination of the designated funds they manage that are included in the IMAP fund menu;


     - Voluntary Deferred Compensation Plans--voluntary programs that permit certain employees to elect to defer a portion of their discretionary year end compensation and directly or notionally invest the deferred amount:
       (1) across a range of designated investment funds, including funds advised by the Adviser or its affiliates; and/or (2) in Morgan Stanley stock units.

     Several factors determine discretionary compensation, which can vary by portfolio management team and circumstances. In order of relative importance, these factors include:

     - Investment performance. A portfolio manager's compensation is linked to the pre-tax investment performance of the funds/accounts managed by the portfolio manager. Investment performance is calculated for one-, three- and five-year periods measured against an appropriate securities market index (or indices) for the funds/accounts managed by the portfolio manager. In the case of the Fund, the Fund's investment performance is measured against the Standard & Poor's 500(R) Index and against appropriate rankings or ratings prepared by Morningstar Inc. or similar independent services which monitor Fund performance. Other funds/accounts managed by the same portfolio manager may be measured against this same index and same rankings or ratings, if appropriate, or against other indices and other rankings or ratings that are deemed more appropriate given the size and/or style of such funds/accounts as set forth in such funds'/accounts' disclosure materials and guidelines. The assets managed by the portfolio manager in funds, pooled investment vehicles and other accounts are described in "Other Accounts Managed by the Portfolio Managers" above. Generally, the greatest weight is placed on the three- and five-year periods.

     - Revenues generated by the investment companies, pooled investment vehicles and other accounts managed by the portfolio manager.

     - Contribution to the business objectives of the Adviser.

     - The dollar amount of assets managed by the portfolio manager.

     - Market compensation survey research by independent third parties.

     - Other qualitative factors, such as contributions to client objectives.

     - Performance of Morgan Stanley and Morgan Stanley Investment Management Inc., and the overall performance of the investment team(s) of which the portfolio manager is a member.

SECURITIES OWNERSHIP OF PORTFOLIO MANAGERS


     As of December 31, 2007, the dollar range of securities beneficially owned by each portfolio manager in the Registrant is shown below:



     Mr. Yaghoobi -- None;



     Mr. Abasov -- None.


ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.


     The Adviser is responsible for decisions to buy and sell securities for the Registrant, the selection of brokers and dealers to effect the transactions and the negotiation of prices and any brokerage commissions on such transactions. While the Adviser will be primarily responsible for the placement of the Registrant's portfolio business, the policies and practices in this regard are subject to review by the Managing General Partners of the Registrant.

     The Adviser is responsible for placing portfolio transactions and does so in a manner deemed fair and reasonable to the Registrant and not according to any formula. The primary consideration in all portfolio transactions is prompt execution of orders in an effective manner at the most favorable price. In selecting broker-dealers and in negotiating prices and any brokerage commissions on such transactions, the Adviser considers the firm's reliability, integrity and financial condition and the firm's execution capability, the size and breadth of the market for the security, the size of and difficulty in executing the order, and the best net price. In selecting among firms, consideration may be given to those firms which supply research and other services in addition to execution services. The Adviser is authorized to pay higher commissions to brokerage firms that provide it with investment and research information than to firms which do not provide such services if the Adviser determines that such commissions are reasonable in relation to the overall services provided. In certain instances, the Adviser may instruct certain broker-dealers to pay for research services provided by executing brokers or third party research providers, which are selected independently by the Adviser. No specific value can be assigned to such research services which are furnished without cost to the Adviser. Since statistical and other research information is only supplementary to the research efforts of the Adviser to the Registrant and still must be analyzed and reviewed by its staff, the receipt of research information is not expected to reduce its expenses materially. The investment advisory fee is not reduced as a result of the Adviser's receipt of such research services. Services provided may include (a) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (b) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (c) effecting securities transactions and performing functions incidental thereto (such as clearance, settlement and custody). Research services furnished by firms through which the Registrant effects its securities transactions may be used by the Adviser in servicing all of its advisory accounts and/or accounts managed by its affiliates that are registered investment advisers; not all of such services may be used by the Adviser in connection with the Fund. To the extent that the Adviser receives these services from broker-dealers, it will not have to pay for these services itself.



     The Adviser also may place portfolio transactions, to the extent permitted by law, with brokerage firms (and futures commission merchants) affiliated with the Registrant or the Adviser if it reasonably believes that the quality of execution and the commission are comparable to that available from other qualified firms. Similarly, to the extent permitted by law and subject to the same considerations on quality of execution and comparable commission rates, the Adviser may direct an executing broker to pay a portion or all of any commissions, concessions or discounts to a firm supplying research or other services.



     The Adviser may place portfolio transactions at or about the same time for other advisory accounts, including other investment companies. The Adviser seeks to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities for the Registrant and another advisory account. In some cases, this procedure could have an adverse effect on the price or the amount of securities available to the Registrant. In making such allocations among the Registrant and other advisory accounts, the main factors considered by the Adviser are the respective sizes of the Registrant and other advisory accounts, the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held and opinions of the persons responsible for recommending the investment. The Registrant paid no brokerage commissions during the fiscal years ended December 31, 2007, 2006 and 2005.


ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

     See Items 5 and 6.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SHARES.

     No shares are being offered to the public. The redemption price per share is equivalent to the net asset value per share as more fully described in Item 6.

ITEM 19.  TAXATION OF THE FUND.

     See Item 6.

ITEM 20.  UNDERWRITERS.

     Not Applicable.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.

     Not Applicable.

ITEM 22.  FINANCIAL STATEMENTS.

                              FINANCIAL STATEMENTS


     The audited financial statements of the Registrant are incorporated herein by reference to the Annual Report to shareholders of the Registrant dated December 31, 2007. The Annual Report may be obtained by following the instructions on the cover of this Statement of Additional Information. The Annual Report is included as part of the Registrant's filing on Form N-CSR as filed with the SEC on February 28, 2008. The Annual Report may be reviewed and copied at the SEC's Public Reference Room in Washington, DC or on the EDGAR database on the SEC's internet site (http://www.sec.gov). Information on the operation of the SEC's Public Reference Room may be obtained by calling the SEC at (202) 551-8090. You can also request copies of these materials, upon payment of a duplicating fee, by electronic request at the SEC's e-mail address (publicinfo@sec.gov) or by writing the Public Reference Section of the SEC, Washington, DC 20549-0102.

               APPENDIX A -- MORGAN STANLEY INVESTMENT MANAGEMENT
                       PROXY VOTING POLICY AND PROCEDURES

I. POLICY STATEMENT

     Introduction -- Morgan Stanley Investment Management's ("MSIM") policy and procedures for voting proxies ("Policy") with respect to securities held in the accounts of clients applies to those MSIM entities that provide discretionary investment management services and for which a MSIM entity has authority to vote proxies. This Policy is reviewed and updated as necessary to address new and evolving proxy voting issues and standards.

     The MSIM entities covered by this Policy currently include the following:
Morgan Stanley Investment Advisors Inc., Morgan Stanley AIP GP LP, Morgan Stanley Investment Management Inc., Morgan Stanley Investment Management Limited, Morgan Stanley Investment Management Company, Morgan Stanley Asset & Investment Trust Management Co., Limited, Morgan Stanley Investment Management Private Limited, Van Kampen Asset Management, and Van Kampen Advisors Inc. (each an "MSIM Affiliate" and collectively referred to as the "MSIM Affiliates" or as "we" below).

     Each MSIM Affiliate will use its best efforts to vote proxies as part of its authority to manage, acquire and dispose of account assets. With respect to the MSIM registered management investment companies (Van Kampen, Institutional and Advisor Funds -- collectively referred to herein as the "MSIM Funds"), each MSIM Affiliate will vote proxies under this Policy pursuant to authority granted under its applicable investment advisory agreement or, in the absence of such authority, as authorized by the Board of Directors/ Trustees of the MSIM Funds. An MSIM Affiliate will not vote proxies if the "named fiduciary" for an ERISA account has reserved the authority for itself, or in the case of an account not governed by ERISA, the investment management or investment advisory agreement does not authorize the MSIM Affiliate to vote proxies. MSIM Affiliates will vote proxies in a prudent and diligent manner and in the best interests of clients, including beneficiaries of and participants in a client's benefit plan(s) for which the MSIM Affiliates manage assets, consistent with the objective of maximizing long-term investment returns ("Client Proxy Standard"). In certain situations, a client or its fiduciary may provide an MSIM Affiliate with a proxy voting policy. In these situations, the MSIM Affiliate will comply with the client's policy.

     Proxy Research Services -- Institutional Shareholder Services ("ISS") and Glass Lewis (together with other proxy research providers as we may retain from time to time, the "Research Providers") are independent advisers that specialize in providing a variety of fiduciary-level proxy-related services to institutional investment managers, plan sponsors, custodians, consultants, and other institutional investors. The services provided include in-depth research, global issuer analysis, and voting recommendations. While we may review and utilize the recommendations of the Research Providers in making proxy voting decisions, we are in no way obligated to follow such recommendations. In addition to research, ISS provides vote execution, reporting, and recordkeeping.

     Voting Proxies for Certain Non-U.S. Companies -- Voting proxies of companies located in some jurisdictions, particularly emerging markets, may involve several problems that can restrict or prevent the ability to vote such proxies or entail significant costs. These problems include, but are not limited to: (i) proxy statements and ballots being written in a language other than English; (ii) untimely and/or inadequate notice of shareholder meetings; (iii) restrictions on the ability of holders outside the issuer's jurisdiction of organization to exercise votes; (iv) requirements to vote proxies in person; (v) the imposition of restrictions on the sale of the securities for a period of time in proximity to the shareholder meeting; and (vi) requirements to provide local agents with power of attorney to facilitate our voting instructions. As a result, we vote clients' non-U.S. proxies on a best efforts basis only, after weighing the costs and benefits of voting such proxies, consistent with the Client Proxy Standard. ISS has been retained to provide assistance in connection with voting non-U.S. proxies.

II. GENERAL PROXY VOTING GUIDELINES

     To promote consistency in voting proxies on behalf of its clients, we follow this Policy (subject to any exception set forth herein), including the guidelines set forth below. These guidelines address a broad range of issues, and provide general voting parameters on proposals that arise most frequently. However, details of specific proposals vary, and those details affect particular voting decisions, as do factors specific to a given company. Pursuant to the procedures set forth herein, we may vote in a manner that is not in accordance with the following general guidelines, provided the vote is approved by the Proxy Review Committee and is consistent with the Client Proxy Standard. Morgan Stanley AIP GP LP will follow the procedures as described in Appendix A.

     We endeavor to integrate governance and proxy voting policy with investment goals and to follow the Client Proxy Standard for each client. At times, this may result in split votes, for example when different clients have varying economic interests in the outcome of a particular voting matter (such as a case in which varied ownership interests in two companies involved in a merger result in different stakes in the outcome). We also may split votes at times based on differing views of portfolio managers, but such a split vote must be approved by the Proxy Review Committee.

A. ROUTINE MATTERS. We generally support routine management proposals. The following are examples of routine management proposals:

        - Approval of financial statements and auditor reports.

        - General updating/corrective amendments to the charter.

        - Most proposals related to the conduct of the annual meeting, with the following exceptions. We may oppose proposals that relate to "the transaction of such other business which may come before the meeting," and open-ended requests for adjournment. However, where management specifically states the reason for requesting an adjournment and the requested adjournment is necessary to permit a proposal that would otherwise be supported under this Policy to be carried out (i.e. an uncontested corporate transaction), the adjournment request will be supported. Finally, we generally support shareholder proposals advocating confidential voting procedures and independent tabulation of voting results.

B. BOARD OF DIRECTORS

     1. Election of directors: In the absence of a proxy contest, we generally support the board's nominees for director except as follows:

           a. We withhold or vote against interested directors if the company's board does not meet market standards for director independence, or if otherwise we believe board independence is insufficient. We refer to prevalent market standards, generally as promulgated by a stock exchange or other authority within a given market (e.g., New York Stock Exchange or Nasdaq rules for most U.S. companies, and The Combined Code on Corporate Governance in the United Kingdom). Thus, for a NYSE company with dispersed ownership, we would expect that at a minimum a majority of directors should be independent as defined by NYSE. Non-independent directors under NYSE standards include an employee or an individual with an immediate family member who is an executive (or in either case was in such position within the previous three years). A director's consulting arrangements with the company, or material business relationships between the director's employer and the company, also impair independence. Market standards notwithstanding, we generally do not view long board tenure alone as a basis to classify a director as non-independent. Where we view market standards as inadequate, we may withhold votes based on stronger independence standards.

           b. Depending on market standards, we consider withholding support from or voting against a nominee who is interested and who is standing for election as a member of the company's compensation, nominating or audit committees.

           c. We consider withholding support or voting against a nominee if we believe a direct conflict exists between the interests of the nominee and the public shareholders. This includes consideration for withholding support or voting against individual board members or an entire slate if we believe the board is entrenched and dealing inadequately with performance problems, and/or with insufficient independence between the board and management.

           d. We consider withholding support from or voting against a nominee standing for election if the board has not taken action to implement generally accepted governance practices for which there is a "bright line" test. In the context of the U.S. market, these would include elimination of dead hand or slow hand poison pills, requiring audit, compensation or nominating committees to be composed of independent directors and requiring a majority independent board.

           e. We generally withhold support from or vote against a nominee who has failed to attend at least 75% of board meetings within a given year without a reasonable excuse.

           f. We consider withholding support from or voting against a nominee who serves on the board of directors of more than six companies (excluding investment companies). We also consider voting against a director who otherwise appears to have too many commitments to serve adequately on the board of the company.

     2. Board independence: We generally support proposals requiring that a certain percentage (up to 66 2/3%) of the company's board members be independent directors, and promoting all-independent audit, compensation and nominating/governance committees.

     3. Board diversity: We consider on a case-by-case basis proposals urging diversity of board membership with respect to social, religious or ethnic group.

     4. Majority voting: We generally support proposals requesting or requiring majority voting policies in election of directors, so long as there is a carve-out for plurality voting in the case of contested elections.

     5. Proposals to elect all directors annually: We generally support proposals to elect all directors annually at public companies (to "declassify" the Board of Directors) where such action is supported by the board, and otherwise consider the issue on a case-by-case basis.

     6. Cumulative voting: We generally support proposals to eliminate cumulative voting (which provides that shareholders may concentrate their votes for one or a handful of candidates, a system that can enable a minority bloc to place representation on a board). Proposals to establish cumulative voting in the election of directors generally will not be supported.

     7. Separation of Chairman and CEO positions: We vote on shareholder proposals to separate the Chairman and CEO positions and/or to appoint a non-executive Chairman based in part on prevailing practice in particular markets, since the context for such a practice varies. In many non-U.S. markets, we view separation of the roles as a market standard practice, and support division of the roles in that context.

     8. Director retirement age: Proposals recommending set director retirement ages are voted on a case-by-case basis.

     9. Proposals to limit directors' liability and/or broaden indemnification of directors. Generally, we will support such proposals provided that the officers and directors are eligible for indemnification and liability protection if they have acted in good faith on company business and were found innocent of any civil or criminal charges for duties performed on behalf of the company.

C. CORPORATE TRANSACTIONS AND PROXY FIGHTS. We examine proposals relating to mergers, acquisitions and other special corporate transactions (i.e., takeovers, spin-offs, sales of assets, reorganizations, restructurings and recapitalizations) on a case-by-case basis. However, proposals for mergers or other significant transactions that are friendly and approved by the Research Providers generally will be supported and in those instances will not need to be reviewed by the Proxy Review Committee, where there is no portfolio manager objection and where there is no material conflict of interest. We also analyze proxy contests on a case-by-case basis.

D. CHANGES IN LEGAL AND CAPITAL STRUCTURE. We generally vote in favor of management proposals for technical and administrative changes to a company's charter, articles of association or bylaws. We review non-routine proposals, including reincorporation to a different jurisdiction, on a case-by-case basis.

     1. We generally support the following:

        - Proposals that eliminate other classes of stock and/or eliminate unequal voting rights.

        - Proposals to increase the authorization of existing classes of common stock (or securities convertible into common stock) if: (i) a clear and legitimate business purpose is stated; (ii) the number of shares requested is reasonable in relation to the purpose for which authorization is requested; and (iii) the authorization does not exceed 100% of shares currently authorized and at least 30% of the new authorization will be outstanding.

        - Proposals to create a new class of preferred stock or for issuances of preferred stock up to 50% of issued capital.

        - Proposals to authorize share repurchase plans.

        - Proposals to reduce the number of authorized shares of common or preferred stock, or to eliminate classes of preferred stock.

        - Proposals to effect stock splits.

        - Proposals to effect reverse stock splits if management proportionately reduces the authorized share amount set forth in the corporate charter. Reverse stock splits that do not adjust proportionately to the authorized share amount generally will be approved if the resulting increase in authorized shares coincides with the proxy guidelines set forth above for common stock increases.

        - Proposals for higher dividend payouts.

     2. We generally oppose the following (notwithstanding management support):

        - Proposals that add classes of stock that would substantially dilute the voting interests of existing shareholders.

        - Proposals to increase the authorized number of shares of existing classes of stock that carry preemptive rights or supervoting rights.

        - Proposals to create "blank check" preferred stock.

        - Proposals relating to changes in capitalization by 100% or more.

E. TAKEOVER DEFENSES AND SHAREHOLDER RIGHTS

     1. Shareholder rights plans: We support proposals to require shareholder approval or ratification of shareholder rights plans (poison pills).

     2. Supermajority voting requirements: We generally oppose requirements for supermajority votes to amend the charter or bylaws, unless the provisions protect minority shareholders where there is a large shareholder. In line with this view, in the absence of a large shareholder we support reasonable shareholder proposals to limit such supermajority voting requirements.

     3. Shareholder rights to call meetings: We consider proposals to enhance shareholder rights to call meetings on a case-by-case basis.

     4. Anti-greenmail provisions: Proposals relating to the adoption of anti-greenmail provisions will be supported, provided that the proposal:
        (i) defines greenmail; (ii) prohibits buyback offers to large block holders (holders of at least 1% of the outstanding shares and in certain cases, a greater amount, as determined by the Proxy Review Committee) not made to all shareholders or not approved by disinterested shareholders; and (iii) contains no anti-takeover measures or other provisions restricting the rights of shareholders.

F. AUDITORS. We generally support management proposals for selection or ratification of independent auditors. However, we may consider opposing such proposals with reference to incumbent audit firms if the company has suffered from serious accounting irregularities, or if fees paid to the auditor for non-audit-related services are excessive. Generally, to determine if non-audit fees are excessive, a 50% test will be applied (i.e., non-audit-related fees should be less than 50% of the total fees paid to the auditor). Proposals requiring auditors to attend the annual meeting of shareholders will be supported. We generally vote against proposals to indemnify auditors.

G. EXECUTIVE AND DIRECTOR REMUNERATION.

     1. We generally support the following proposals:

        - Proposals relating to director fees, provided the amounts are not excessive relative to other companies in the country or industry.

        - Proposals for employee stock purchase plans that permit discounts up to 15%, but only for grants that are part of a broad-based employee plan, including all non-executive employees.

        - Proposals for employee equity compensation plans and other employee ownership plans, provided that our research does not indicate that approval of the plan would be against shareholder interest. Such approval may be against shareholder interest if it authorizes excessive dilution and shareholder cost, particularly in the context of high usage ("run rate") of equity compensation in the recent past; or if there are objectionable plan design and provisions.

        - Proposals for the establishment of employee retirement and severance plans, provided that our research does not indicate that approval of the plan would be against shareholder interest.

     2. Blanket proposals requiring shareholder approval of all severance agreements will not be supported, but proposals that require shareholder approval for agreements in excess of three times the annual compensation (salary and bonus) generally will be supported.

     3. Proposals advocating stronger and/or particular pay-for-performance models will be evaluated on a case-by-case basis, with consideration of the merits of the individual proposal within the context of the particular company and its current and past practices.

     4. Proposals to U.S. companies that request disclosure of executive compensation in addition to the disclosure required by the Securities and Exchange Commission ("SEC") regulations generally will not be supported.

     5. We generally support proposals advocating reasonable senior executive and director stock ownership guidelines and holding requirements for shares gained in option exercises.

     6. Management proposals effectively to re-price stock options are considered on a case-by-case basis. Considerations include the company's reasons and justifications for a re-pricing, the company's competitive position, whether senior executives and outside directors are excluded, potential cost to shareholders, whether the re-pricing or share exchange is on a value-for-value basis, and whether vesting requirements are extended.

H. SOCIAL, POLITICAL AND ENVIRONMENTAL ISSUES. We consider proposals relating to social, political and environmental issues on a case-by-case basis to determine whether they will have a financial impact on shareholder value. However, we generally vote against proposals requesting reports that are duplicative, related to matters not material to the business, or that would impose unnecessary or excessive costs. We may abstain from voting on proposals that do not have a readily determinable financial impact on shareholder value. We generally oppose proposals requiring adherence to workplace standards that are not required or customary in market(s) to which the proposals relate.

I. FUND OF FUNDS. Certain Funds advised by an MSIM Affiliate invest only in other MSIM Funds. If an underlying fund has a shareholder meeting, in order to avoid any potential conflict of interest, such proposals will be voted in the same proportion as the votes of the other shareholders of the underlying fund, unless otherwise determined by the Proxy Review Committee.

III. ADMINISTRATION OF POLICY

     The MSIM Proxy Review Committee (the "Committee") has overall responsibility for creating and implementing the Policy, working with an MSIM staff group (the "Corporate Governance Team"). The Committee, which is appointed by MSIM's Chief Investment Officer of Global Equities ("CIO"), consists of senior investment professionals who represent the different investment disciplines and geographic locations of the firm. Because proxy voting is an investment responsibility and impacts shareholder value, and because of their knowledge of companies and markets, portfolio managers and other members of investment staff play a key role in proxy voting, although the Committee has final authority over proxy votes.

     The Committee Chairperson is the head of the Corporate Governance Team, and is responsible for identifying issues that require Committee deliberation or ratification. The Corporate Governance Team, working with advice of investment teams and the Committee, is responsible for voting on routine items and on matters that can be addressed in line with these Policy guidelines. The Corporate Governance Team has responsibility for voting case-by-case where guidelines and precedent provide adequate guidance, and to refer other case-by-case decisions to the Proxy Review Committee.

     The Committee will periodically review and have the authority to amend, as necessary, the Policy and establish and direct voting positions consistent with the Client Proxy Standard.

A. COMMITTEE PROCEDURES

     The Committee will meet at least monthly to (among other matters) address any outstanding issues relating to the Policy or its implementation. The Corporate Governance Team will timely communicate to ISS MSIM's Policy (and any amendments and/or any additional guidelines or procedures the Committee may adopt).

     The Committee will meet on an ad hoc basis to (among other matters): (1) authorize "split voting" (i.e., allowing certain shares of the same issuer that are the subject of the same proxy solicitation and held by one or more MSIM portfolios to be voted differently than other shares) and/or "override voting" (i.e., voting all MSIM portfolio shares in a manner contrary to the Policy); (2) review and approve upcoming votes, as appropriate, for matters for which specific direction has been provided in this Policy; and (3) determine how to vote matters for which specific direction has not been provided in this Policy.

     Members of the Committee may take into account Research Providers' recommendations and research as well as any other relevant information they may request or receive, including portfolio manager and/or analyst research, as applicable. Generally, proxies related to securities held in accounts that are managed pursuant to quantitative, index or index-like strategies ("Index Strategies") will be voted in the same manner as those held in actively managed accounts, unless economic interests of the accounts differ. Because accounts managed using Index Strategies are passively managed accounts, research from portfolio managers and/or analysts related to securities held in these accounts may not be available. If the affected securities are held only in accounts that are managed pursuant to Index Strategies, and the proxy relates to a matter that is not described in this Policy, the Committee will consider all available information from the Research Providers, and to the extent that the holdings are significant, from the portfolio managers and/or analysts.

B. MATERIAL CONFLICTS OF INTEREST

     In addition to the procedures discussed above, if the Committee determines that an issue raises a material conflict of interest, the Committee will request a special committee to review, and recommend a course of action with respect to, the conflict(s) in question ("Special Committee").

     The Special Committee shall be comprised of the Chairperson of the Proxy Review Committee, the Chief Compliance Officer or his/her designee, a senior portfolio manager (if practicable, one who is a member of the Proxy Review Committee) designated by the Proxy Review Committee, and MSIM's relevant Chief Investment Officer or his/her designee, and any other persons deemed necessary by the Chairperson. The Special Committee may request the assistance of MSIM's General Counsel or his/her designee who will have sole discretion to cast a vote. In addition to the research provided by Research Providers, the Special Committee may request analysis from MSIM Affiliate investment professionals and outside sources to the extent it deems appropriate.

C. IDENTIFICATION OF MATERIAL CONFLICTS OF INTEREST

     A potential material conflict of interest could exist in the following situations, among others:

     1. The issuer soliciting the vote is a client of MSIM or an affiliate of MSIM and the vote is on a material matter affecting the issuer.

     2. The proxy relates to Morgan Stanley common stock or any other security issued by Morgan Stanley or its affiliates except if echo voting is used, as with MSIM Funds, as described herein.

     3. Morgan Stanley has a material pecuniary interest in the matter submitted for a vote (e.g., acting as a financial advisor to a party to a merger or acquisition for which Morgan Stanley will be paid a success fee if completed).

If the Chairperson of the Committee determines that an issue raises a potential material conflict of interest, depending on the facts and circumstances, the Chairperson will address the issue as follows:

     1. If the matter relates to a topic that is discussed in this Policy, the proposal will be voted as per the Policy.

     2. If the matter is not discussed in this Policy or the Policy indicates that the issue is to be decided case-by-case, the proposal will be voted in a manner consistent with the Research Providers, provided that all the Research Providers have the same recommendation, no portfolio manager objects to that vote, and the vote is consistent with MSIM's Client Proxy Standard.

     3. If the Research Providers' recommendations differ, the Chairperson will refer the matter to the Committee to vote on the proposal. If the Committee determines that an issue raises a material conflict of interest, the Committee will request a Special Committee to review and recommend a course of action, as described above. Notwithstanding the above, the Chairperson of the Committee may request a Special Committee to review a matter at any time as he/she deems necessary to resolve a conflict.

D. PROXY VOTING REPORTING

     The Committee and the Special Committee, or their designee(s), will document in writing all of their decisions and actions, which documentation will be maintained by the Committee and the Special Committee, or their designee(s), for a period of at least 6 years. To the extent these decisions relate to a security held by a MSIM Fund, the Committee and Special Committee, or their designee(s), will report their decisions to each applicable Board of Trustees/Directors of those Funds at each Board's next regularly scheduled Board meeting. The report will contain information concerning decisions made by the Committee and Special Committee during the most recently ended calendar quarter immediately preceding the Board meeting.

     The Corporate Governance Team will timely communicate to applicable portfolio managers and to ISS, decisions of the Committee and Special Committee so that, among other things, ISS will vote proxies consistent with their decisions.

     MSIM will promptly provide a copy of this Policy to any client requesting it. MSIM will also, upon client request, promptly provide a report indicating how each proxy was voted with respect to securities held in that client's account.

     MSIM's Legal Department is responsible for filing an annual Form N-PX on behalf of each MSIM Fund for which such filing is required, indicating how all proxies were voted with respect to such Fund's holdings.

APPENDIX A

     The following procedures apply to accounts managed by Morgan Stanley AIP GP LP ("AIP").

     Generally, AIP will follow the guidelines set forth in Section II of MSIM's Proxy Voting Policy and Procedures. To the extent that such guidelines do not provide specific direction, or AIP determines that consistent with the Client Proxy Standard, the guidelines should not be followed, the Proxy Review Committee has delegated the voting authority to vote securities held by accounts managed by AIP to the Liquid Markets investment team and the Private Markets investment team of AIP. A summary of decisions made by the investment teams will be made available to the Proxy Review Committee for its information at the next scheduled meeting of the Proxy Review Committee.

     In certain cases, AIP may determine to abstain from determining (or recommending) how a proxy should be voted (and therefore abstain from voting such proxy or recommending how such proxy should be voted), such as where the expected cost of giving due consideration to the proxy does not justify the potential benefits to the affected account(s) that might result from adopting or rejecting (as the case may be) the measure in question.

Waiver of Voting Rights
For regulatory reasons, AIP may either 1) invest in a class of securities of an underlying fund (the "Fund") that does not provide for voting rights; or 2) waive 100% of its voting rights with respect to the following:

     1. Any rights with respect to the removal or replacement of a director, general partner, managing member or other person acting in a similar capacity for or on behalf of the Fund (each individually a "Designated Person," and collectively, the "Designated Persons"), which may include, but are not limited to, voting on the election or removal of a Designated Person in the event of such Designated Person's death, disability, insolvency, bankruptcy, incapacity, or other event requiring a vote of interest holders of the Fund to remove or replace a Designated Person; and

     2. Any rights in connection with a determination to renew, dissolve, liquidate, or otherwise terminate or continue the Fund, which may include, but are not limited to, voting on the renewal, dissolution, liquidation, termination or continuance of the Fund upon the occurrence of an event described in the Fund's organizational documents; provided, however, that, if the Fund's organizational documents require the consent of the Fund's general partner or manager, as the case may be, for any such termination or continuation of the Fund to be effective, then AIP may exercise its voting rights with respect to such matter.

                                     PART C

                               OTHER INFORMATION

ITEM 23.  EXHIBITS


                   (a)          Restated and Amended Certificate and Agreement of Limited
                                Partnership(20)
                      (1)       Amendment to Certificate of Limited Partnership, on Form
                                LP-1(16)
                      (2)       Amendment to Certificate of Limited Partnership, on Form
                                LP-2(17)
                      (3)       Amendment to Certificate of Limited Partnership, on Form
                                LP-2(19)
                      (4)       Amendment to Certificate of Limited Partnership, on Form
                                LP-2(20)
                   (b)(1)       By-Laws(20)
                      (2)       Amended and Restated By-Laws+
                   (c)          Copy of Specimen Certificate(20)
                   (d)(1)       Investment Advisory Agreement(19)
                   (d)(2)       Amendment Number One to the Investment Advisory
                                Agreement(27)
                   (e)          Not Applicable
                   (f)          Not Applicable
                   (g)(1)(a)    Custodian Contract(*)
                         (b)    Amendment dated May 24, 2001 to Custodian Contract(23)
                         (c)    Amendment dated October 3, 2005 to Custodian Contract(28)
                      (2)       Amended and Restated Transfer Agency and Service
                                Agreement(29)
                      (3)       Fund Accounting Agreement(29)
                   (h)          Not Applicable
                   (i)          Not Applicable
                   (j)          Consent of Deloitte & Touche LLP+
                   (k)          Not Applicable
                   (l)          Not Applicable
                   (m)          Not Applicable
                   (n)          Not Applicable
                   (o)          Not Applicable
                   (p)(1)       Code of Ethics of the Investment Adviser and Distributor(29)
                      (2)       Code of Ethics of the Fund(22)


---------------
(16) Incorporated herein by reference to Post-Effective Amendment No. 16 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 26, 1995.

(17) Incorporated herein by reference to Post-Effective Amendment No. 17 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 29, 1996.

 (*) Incorporated herein by reference to Post-Effective Amendment No. 75 to Van
     Kampen Growth and Income Fund's Registration Statement on Form N-1A, File Number 2-21657, filed March 27, 1998.

(19) Incorporated herein by reference to Post-Effective Amendment No. 19 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 27, 1998.

(20) Incorporated herein by reference to Post-Effective Amendment No. 20 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 23, 1999.

(22) Incorporated herein by reference to Post-Effective Amendment No. 22 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 27, 2001.

(23) Incorporated herein by reference to Post-Effective Amendment No. 23 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 25, 2002.

(27) Incorporated herein by reference to Post-Effective Amendment No. 27 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed May 2, 2005.

(28) Incorporated herein by reference to Post-Effective Amendment No. 28 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 28, 2006.


(29) Incorporated herein by reference to Post-Effective Amendment No. 29 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 26, 2007.


 +   Filed herewith.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

     None.

ITEM 25.  INDEMNIFICATION

     Article XIII, Section 13.4 of the Registrant's Restated and Amended Certificate and Agreement of Limited Partnership provides as follows:

     "The Partnership shall indemnify each General Partner (including officers and or directors of a corporate General Partner and including former General Partners who have not ceased to be liable as General Partners under the Partnership Act) against judgments, fines, amounts paid in settlement, and expenses (including attorneys' fees) reasonably incurred by him in any civil, criminal or investigative proceeding in which he is involved or threatened to be involved by reason of his being a General Partner of the Partnership, provided that he acted in good faith, within what he reasonably believed to be the scope of his authority, and for a purpose which he reasonably believed to be within the scope of his authority, and for a purpose which he reasonably believed to be in the best interests of the Partnership or the Limited Partners. To the extent that a General Partner has been successful on the merits or otherwise in defense of any such proceeding or in defense of any claim or matter therein, he shall be deemed to have acted in good faith and in a manner he believed to be in the best interests of the Partnership or the Limited Partners. The determination under any other circumstances as to whether a General Partner acted in good faith, within what he reasonably believed to be the scope of his authority, and for a purpose which he reasonably believed to be in the best interests of the Partnership or the Limited Partners, shall be made by action of the General Partners who were not parties to such proceedings, or by independent legal counsel selected by the General Partners (who may be the regular counsel for the Partnership) in a written opinion. No General Partner shall be indemnified under this provision against any liability to the Partnership or its Partners to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The indemnification provided hereunder shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any applicable statute, agreement, vote of the General Partners or Limited Partners, or otherwise."

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

     See "Management, Organization and Capital Structure" in Part A and "Management of the Fund" in the Statement of Additional Information for information regarding the business of the Adviser. For information as to the business, profession, vocation and employment of a substantial nature of directors and officers of the Adviser, reference is made to the Adviser's current Form ADV (File No. 801-1669) filed under the Investment Advisers Act of 1940, as amended, incorporated herein by reference.

ITEM 27. PRINCIPAL UNDERWRITERS

     Not applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS


     All accounts, books and other documents of the Registrant required by
Section 31(a) of the Investment Company Act of 1940, as amended, and the Rules thereunder to be maintained (i) by the Registrant will be maintained at its offices, located at Van Kampen Investments Inc., 1 Parkview Plaza - Suite 100, P.O. Box 5555, Oakbrook Terrace, Illinois 60181-5555, Van Kampen Investor Services Inc., Harborside Financial Center, Plaza 2, Jersey City, New Jersey 07303-0947, or at the State Street Bank and Trust Company, 1776 Heritage Drive, North Quincy, Massachusetts 02171; and (ii) by the Adviser, will be maintained at its offices, located at 1 Parkview Plaza - Suite 100, P.O. Box 5555, Oakbrook Terrace, Illinois 60181-5555.


ITEM 29.  MANAGEMENT SERVICES

     Not applicable.

ITEM 30.  UNDERTAKINGS

     Not applicable.

                                   SIGNATURE


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Van Kampen Exchange Fund, has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, and the State of New York, on the 25th day of April, 2008.

                                    VAN KAMPEN EXCHANGE FUND

                                    By /s/ RONALD E. ROBISON
                                      ------------------------------------------
                                            Ronald E. Robison
                                            President

                            VAN KAMPEN EXCHANGE FUND


                INDEX TO EXHIBITS TO AMENDMENT NO. 31, FORM N-1A



EXHIBIT                              DESCRIPTION OF
  NO.                                   EXHIBIT
-------                              --------------
(b)(2)        Amended and Restated By-Laws
(j)           Consent of Deloitte & Touche LLP